Exhibit 10.1

LOAN AND SECURITY AGREEMENT

BETWEEN

SG ECHO, LLC

as Debtor

AND

ENHANCED CAPITAL OKLAHOMA RURAL FUND, LLC,

as Lender

DATED

September 20, 2024

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SCHEDULE 1 – LOAN AMOUNT

SCHEDULE 4.1(b) – NAMES

SCHEDULE 4.1(c) – MATERIAL CONTRACTS

SCHEDULE 4.1(d) – PERMITTED LIENS

SCHEDULE 4.1(i) – FINANCIAL INFORMATION

SCHEDULE 4.1(j) – LITIGATION

SCHEDULE 4.1(k) – DEFAULTS

SCHEDULE 4.1(p) – SUBSIDIARIES

SCHEDULE 4.1(q) – CAPITALIZATION

SCHEDULE 4.1(r) – INTELLECTUAL PROPERTY

SCHEDULE 4.1(s) – AFFILIATE TRANSACTIONS

SCHEDULE 4.1(u) – REAL PROPERTY DESCRIPTION

SCHEDULE 4.1(aa) – CLAIMS PAYABLE

SCHEDULE 4.3(e) – PERMITTED INDEBTEDNESS

EXHIBIT A – FORM OF NOTE

EXHIBIT B – FORM OF NO DEFAULT CERTIFICATE

EXHIBIT C – FORM OF COMPLIANCE CERTIFICATE

EXHIBIT D – FORM OF CORPORATE GUARANTY AGREEMENT

EXHIBIT E – OKLAHOMA COMMERCE APPROVAL

EXHIBIT F – ACH FORM

EXHIBIT G – FINANCING AFFIDAVIT

ii

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of the 20th day of September, 2024, by and among SG ECHO, LLC, a Delaware limited liability company (“Debtor”), on the one hand, and ENHANCED CAPITAL OKLAHOMA RURAL FUND, LLC, a Delaware limited liability company (“Lender”), on the other hand.

RECITALS

WHEREAS, Debtor has requested that Lender make available to Debtor a secured term loan on the Closing Date; and

WHEREAS, Lender is willing to make such secured term loan available to Debtor upon the terms and conditions set forth herein.

NOW THEREFORE, Debtor and Lender hereby agree as follows:

ARTICLE I

DEFINITIONS AND REFERENCES

Section 1.1 General Definitions.

As used herein, the terms “Agreement,” “Debtor,” and “Lender” shall have the meanings indicated above, and the following terms shall have the meanings specified below:

“Adjusted EBITDA” shall mean earnings before interest, taxes, depreciation, amortization and non-cash losses, charges or expenses, including, non-cash compensation expense, non-cash write offs and write downs of fixed assets, intangibles and goodwill of the Debtor, calculated in accordance with GAAP during the applicable test period and based upon the financial statements of Debtor measured annually and based upon the management prepared financial statements at the end of each quarter, as applicable. Adjusted EBITDA shall be determined on a trailing twelve- month basis. Adjusted EBITDA shall exclude any extraordinary, unusual or non-recurring gains and losses realized or incurred other than in the ordinary course of business and any non-cash gains and losses, as reasonably agreed to by the Debtor’s management, as applicable, and the Lender.

“Affiliate” shall mean with respect to any specified Person, (a) any other Person directly or indirectly “controlling,” “controlled by” or “under common control with” such specified Person, (b) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (c) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests or (d) any officer, director, general partner or trustee of such Person or any Person referred to in clauses (a), (b), and (c) above. For purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“American Builders Settlement” shall mean that certain settlement amount owed to American Builders & Contractors Supply Company, Inc. d/b/a ABC Supply Company in the amount of $70,284.50.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Business Day” shall mean a day other than a Saturday, Sunday or legal holiday for commercial banks in Oklahoma.

“Capitalization Schedule” shall have the meaning set forth in Section 4.1(q).

“Change of Control” shall mean, with respect to Debtor, (i) a registered initial public offering of Debtor’s (or any subsidiary’s) common equity securities, (ii) any merger, consolidation, equity ownership purchase or other transaction which, individually or in the aggregate with other such transactions, results in a majority of the voting equity ownership of Debtor being acquired by Persons who are not, directly or indirectly, equity owners of Debtor on the Closing Date, (iii) consummation of a merger, consolidation, or other transaction in which Debtor’s equity owners, directly or indirectly, as of the Closing Date do not own at least a majority of the voting equity securities of the post-transaction Person, (iv) a sale, transfer or other disposition of all or substantially all of Debtor’s assets in one transaction or a series of related transactions, or (v) any change in the structure of Debtor that is inconsistent with the provisions of the Oklahoma Rural Jobs Act Compliance Certificate.

“Closing Date” shall mean the date on which the conditions set forth in Section 5.1 have been satisfied (or waived in writing by Lender).

“Closing Fee” shall have the meaning set forth in Section 2.10.

“Code” means the U.S. Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, each as amended or modified from time to time.

“Collateral” shall have the meaning set forth in Section 3.1.

“Control Agreement” shall mean any control agreements required by any Lender to properly perfect its security interest in the Interest Reserve Account.

“Corporate Guarantor” shall mean the Parent Company.

“Corporate Guaranty Agreement” shall mean that certain guaranty agreement executed by Corporate Guarantor, substantially in the form attached hereto as Exhibit D.

“Debtor Documents” means, with respect to Debtor, the Articles of Organization or Certificate of Formation of Debtor, as amended, the Operating Agreement or Limited Liability Company Agreement of Debtor, as amended, and all other organizational documents of Debtor.

“Debt Service Coverage” shall mean Adjusted EBITDA of Debtor during the applicable test period, plus those adjustments approved in advance by Lender in writing.

“Debt Service Coverage Ratio” means the ratio of (i) Debt Service Coverage divided by (ii) Debt Service Indebtedness.

“Debt Service Indebtedness” shall mean the sum of (i) the principal payments of Debtor with respect to all Indebtedness of Debtor, and (ii) the interest expense of Debtor with respect to all Indebtedness of Debtor.

“Default” shall mean the occurrence of any of the events specified in Article 6 hereof, whether or not any requirement for notice or lapse of time or any other condition precedent has been satisfied.

“Default Interest Rate” shall have the meaning set forth in Section 2.3(b).

“Equipment” shall have the meaning set forth in Section 3.1(c).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” shall have the meaning set forth in Section 6.1.

“GAAP” shall mean the generally accepted accounting principles as in effect from time to time in the United States.

“Guarantor” shall mean the Corporate Guarantor.

“Guaranty Agreements” shall mean the Corporate Guaranty Agreement.

“Hazardous Materials” means any oil, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “wastes,” “regulated substances,” “industrial solid wastes,” or “pollutants” under any Hazardous Materials Law, as described below, and/or other applicable environmental laws, ordinances and regulations. “Hazardous Materials” shall not include commercially reasonable amounts of such materials used in the ordinary course of operation of the Real Estate which are used and stored in accordance with all Hazardous Materials Law and other applicable environmental laws, ordinances and regulations.

“Hazardous Materials Claim” shall have the meaning set forth in Section 4.1(w).

“Hazardous Materials Laws” means, collectively, all laws, ordinances and regulations relating to Hazardous Materials, including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

“Hazardous Materials Obligations” shall have the meaning set forth in Section 8.9(c).

“Indebtedness” shall mean any and all amounts and/or liabilities owing from time to time by Debtor to any Person, including Lender, direct or indirect, liquidated or contingent, now existing or hereafter arising, in respect of: (a) all liabilities, obligations and indebtedness for borrowed money; (b) obligations with respect to capital leases or other capitalized agreements that are properly classified as a liability on a balance sheet in conformity with GAAP; (c) all obligations of Debtor evidenced by bonds, debentures, promissory notes or other similar instruments representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services of Debtor, except trade payables arising in the ordinary course of business; (e) all obligations created or arising under any conditional sale or other title retention agreement; (f) all indebtedness secured by any Lien on any property or asset owned or held by Debtor regardless of whether the indebtedness secured thereby shall have been assumed by Debtor or is nonrecourse to the credit of Debtor, but only to the extent of the fair value of such property or asset; (g) all obligations of Debtor under take-or-pay or similar arrangements or under commodities agreements; (h) all direct and contingent obligations of Debtor arising under any letters of credit or bankers’ acceptance facilities or similar instrument and, without duplication, all drafts drawn thereunder (to the extent unreimbursed); (i) obligations under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product or arrangement; (j) obligations with respect to principal under contingent obligations for the repayment of money or the deferred purchase price of property, whether or not then due and payable (calculated as the maximum amount of such principal); and (k) all guaranty obligations of Debtor with respect to Indebtedness of any other Person.

“Intellectual Property” shall mean all past, present and future: trade secrets, know-how and other proprietary information; trademarks, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights, unpatented inventions (whether or not patentable); patent applications and patents; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, date, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

“Interest Rate” shall have the meaning set forth in Section 2.3(a).

“Interest Reserve Account” shall have the meaning set forth in Section 2.11.

“Inventory” shall have the meaning set forth in Section 3.1(d).

“Lien” shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on jurisprudence, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” shall include reservations, exceptions, encroachments, easements, servitudes, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purposes of this Agreement, Debtor shall be deemed to be the owner of any property which it has accrued or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

“Liquidation” shall mean, with respect to Debtor (i) any voluntary or involuntary liquidation, dissolution or winding up of Debtor; (ii) any sale of assets of Debtor in connection with a bankruptcy or insolvency proceeding; or (iii) any sale or transfer of all or substantially all of the assets of Debtor in order to satisfy obligations under the terms of the Note.

“Loan Documents” shall mean this Agreement, the Note, the Guaranty Agreement, the Mortgage, and all other documents, agreements and instruments executed and delivered by Debtor (or any other Person) to Lender in connection with this Agreement or the transactions contemplated hereby.

“Main Street Lumber Lien” means that mechanic’s lien statement of claim against Debtor in favor of Main Street Lumber Company in the amount of $38,350.23.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of Debtor, (b) the validity or enforceability of this Agreement, any of the other Loan Documents or the rights or remedies of Lender hereunder or thereunder, or (c) the ability of Debtor to perform any of its obligations under this Agreement or any of the other Loan Documents.

“Material Contracts” shall mean any contract or other arrangement pursuant to which the term exceeds one year and/or the revenues earned or anticipated to be earned, or the expenditures or liabilities incurred or anticipated to be incurred, thereunder exceed One Hundred Thousand Dollars ($100,000).

“Maturity Date” shall mean the earlier of (a) the sixty (60) month anniversary of the Closing Date, (b) a Change of Control, or (c) the date that the Term Loan, and interest and any other fees thereon shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Mortgage” means each mortgage, deed to secure debt, deed of trust, leasehold deed of trust, and similar agreement executed by Debtor on the Closing Date, for the benefit of Lender, and each other mortgage, deed to secure debt, deed of trust, leasehold mortgage or deed of trust and similar agreement delivered by Debtor for the benefit of Lender after the Closing Date, in each case in form and substance reasonably satisfactory to Lender.

“Note” shall mean the Note issued by Debtor, in the original principal amount as set forth opposite Lender’s name on Schedule 1 hereto, payable to the order of Lender, dated as of the date hereof, substantially in the form of Exhibit A attached hereto.

“Obligations” shall mean any and all amounts and/or liabilities owing from time to time by Debtor to Lender pursuant to this Agreement and the Note, whether in connection with advances made under the Note or otherwise, and whether such amounts or liabilities are liquidated or unliquidated, now existing or hereafter arising.

“Oklahoma Rural Jobs Act” shall mean the Oklahoma Statutes Annotated § 68-3930 et. seq.

“Other Liable Party” shall have the meaning set forth in Section 7.5.

“Parent Company” shall mean Safe and Green Holdings Corp., a Delaware corporation.

“Parent Company Documents” means, with respect to Parent Company, the Articles of Incorporation of Parent Company, as amended, the Bylaws of Parent Company, as amended, and all other organizational documents of Parent Company.

“Permitted Indebtedness” shall mean, with respect to Debtor:

(a) Debtor’s Indebtedness to Lender under this Agreement and the Loan Documents, as each may be extended, refinanced, modified, amended or restated;

(b) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(c) Indebtedness secured by Liens permitted under clauses (b) and (d) of the definition of “Permitted Liens” hereunder; and

(d) borrowings or guarantees of Debtor or any its Subsidiaries outstanding as of the Closing Date and set forth in Schedule 4.3(e) attached hereto and made a part hereof.

“Permitted Liens” shall mean, with respect to Debtor:

(a) Liens arising under this Agreement and the Loan Documents, as each may be extended, refinanced, modified, amended or restated;

(b) Liens set forth on Schedule 4.1(d) hereto;

(c) Liens for taxes, fees, assessments or other government charges or levies, either (i) not delinquent or (ii) being contested in good faith and for which Debtor maintains adequate reserves on its books and records, provided that no notice of any such Lien has been filed or recorded under the Code;

(d) purchase money Liens (i) on Equipment acquired or held by Debtor incurred for financing the acquisition of the Equipment, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(e) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Twenty-Five Thousand Dollars ($25,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(f) Liens to secure payment of workers’ compensation, employment insurance, old- age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA); and

(g) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Section 6.1(f).

“Permitted Owner Distributions” shall mean unrestricted distributions for tax purposes.

“Person” shall mean an individual, corporation, partnership of any kind, limited liability company, association, joint stock company, trust, unincorporated organization or joint venture, or a court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

“Plan” shall mean any plan subject to Title IV of ERISA and maintained by Debtor or any such plan to which Debtor is required to contribute on behalf of its employees.

“Pledged Accounts” shall have the meaning set forth in Section 3.1(h).

“Prohibited Transactions” shall mean any transaction set forth in Section 406 of ERISA or Section 4979 of the Code.

“Real Property” means the property (real or personal) and improvements covered by and more particularly described in the Mortgage, including without limitation the real property and improvements located at 101 Waldron Rd., Durant, OK 74701.

“Receivables” shall have the meaning set forth in Section 3.1(a).

“Remedy” or “Remedies” shall have the meaning set forth in Section 7.6(b).

“Reportable Event” shall have the meaning set forth in Title III of ERISA.

“Requirements of Law” shall mean all valid laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, directions and requirements of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers.

“Rural Area” means any county in Oklahoma that has a population of less than seventy- five thousand (75,000) or any city or town of Oklahoma that has a population not to exceed seven thousand (7,000) according to the 2020 Federal Decennial Census of the United States.

“SOFR” shall mean the one month CME Term SOFR (Secured Overnight Financing Rate) rate published at https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term- sofr.html?redirect=/termsofr, as of the first day of each month, or as otherwise determined by Lender in its reasonable discretion.

“SouthStar” shall mean SouthStar Financial, LLC, a South Carolina limited liability company.

“SouthStar Factoring Agreement” shall mean that certain Non-Recourse Factoring and Security Agreement executed as of May 31, 2023, between Debtor and SouthStar.

“SouthStar Note” shall mean that certain Promissory Note, Security Agreement, and Mortgage owed by Debtor to SouthStar in the original principal amount of $1,750,000.00.

“Subsidiary” shall mean as to any Person, a corporation, limited liability company, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors, managers or other management of such corporation, limited liability company, partnership or other entity, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Term Loan” shall have the meaning set forth in Section 2.1.

“Title Company” means ETS Commercial Title Services.

“Title Policy” means the ALTA Lender’s Extended Coverage Policy of Title Insurance as issued by Title Company.

“Transfer” shall mean to convey, sell, lease, transfer, assign, or otherwise dispose of assets or other property.”

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of Oklahoma; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of any Lien on any Collateral or the remedies available to a secured party is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Oklahoma, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for the limited purposes of such perfection or the effect of perfection or non-perfection or available remedies. References to sections of the UCC shall be construed to refer to any successor sections of the UCC.

Section 1.2 Accounting Terms. Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP; provided that if Debtor notifies Lender that it wishes to amend any covenant, definition or other provision of this Agreement to eliminate the effect of any change in GAAP on the operation of such covenant, definition or provision (or if the Lender notifies Debtor that it wishes to amend any covenant, definition or other provision for such purpose), then such Debtor’s compliance with such covenant, definition or other provision shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant, definition or other provision is amended in a manner satisfactory to Lender.

ARTICLE II

TERM LOAN

Section 2.1 Term Loan. On the Closing Date, contemporaneously with the execution and delivery of the Note, Debtor will borrow from Lender and Lender will lend to Debtor on the terms and conditions set forth in this Agreement a secured term loan (the “Term Loan”) of Four Million and No/100 Dollars ($4,000,000). Against delivery to Debtor of such amount, Debtor shall execute and deliver the Note to Lender to evidence Debtor’s obligations under the Term Loan.

Section 2.2 Note. The Note shall represent the obligations of Debtor to pay Lender the outstanding principal amount of the Term Loan, plus interest accrued thereon, as set forth in the Note. The Note will amortize as set forth in the form of Note attached hereto as Exhibit A. Debtor irrevocably authorizes Lender to make or cause to be made, at or about the time of Lender’s receipt of any interest or principal payment on its Note, an appropriate notation on Lender’s books and records reflecting such payment. The aggregate unpaid amount set forth on Lender’s books and records shall be prima facie evidence of the interest or principal amount thereof owing and unpaid to Lender, but the failure to record, or any error in so recording, any such amount shall not affect the obligations of Debtor hereunder or under the Note to make payments of principal of and interest on the Note when due.

Section 2.3 Interest Rate.

(a) The Note shall bear interest at a rate equal to the greater of (i) SOFR plus six and sixty-five tenths percent (6.65%) and (ii) ten percent (10.0%) per annum (the “Interest Rate”). The parties acknowledge the SOFR rate as of the Closing Date is 4.82 percent (4.82%). Interest shall be based on the actual number of days in a 360-day year.

(a) If a Default occurs, with notice to Debtor, Lender may increase the Interest Rate by up to five percent (5.0%) per annum in excess of the then-effective Interest Rate (such rate, the “Default Interest Rate”) during the continuance of such Default. Interest at the Default Interest Rate shall be calculated from the day of the occurrence of the Default, and shall be payable in the same manner as other interest under the Note. Such increase of up to five percent (5.0%) shall be subject to customary rights to cure such Default.

Section 2.4 Voluntary Prepayments. Debtor may prepay the Term Loan in whole or in part at any time with the following prepayment price: (i) if on or before the first anniversary of the Closing Date, one hundred three percent (103%) of the principal amount prepaid, plus accrued and unpaid interest; (ii) if on or before the second anniversary of the Closing Date and after the first anniversary of the Closing Date, one hundred two percent (102%) of the principal amount prepaid, plus accrued and unpaid interest; (iii) if on or after the third anniversary of the Closing Date and after the second anniversary of the Closing Date, one hundred one percent (101%) of the principal amount prepaid, plus accrued and unpaid interest; and (iv) if after the third anniversary of the Closing Date, one hundred percent (100%) of the principal amount prepaid. All prepayments of less than the full amount outstanding on the Term Loan shall be applied first to fees, expenses, and interest, then to principal.

Section 2.5 Mandatory Prepayments.

(a) Debtor shall immediately prepay the Term Loan in whole in the event of (i) a Change of Control, (ii) the Liquidation of Debtor, (iii) an outright sale of a controlling interest of the stock (units) or substantially all assets of Debtor, (iv) a sale of the Real Property, or (v) any other event specified in this Agreement or the other Loan Documents.

(b) Subject to Section 3.3 hereof, when Debtor sells or otherwise disposes of any Collateral other than Inventory in the ordinary course of business, Debtor shall repay the Term Loan in an amount equal to the net proceeds of such sale, such repayments to be made promptly but in no event more than five (5) Business Days following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Lender. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof.

(c) Debtor shall repay the Term Loan in an amount equal to insurance proceeds that are not applied to the restoration or repair of damaged Collateral within thirty (30) days of the receipt of such insurance proceeds; provided, however, such repayments shall not exceed the then-outstanding amount of the Term Loan.

Section 2.6 Business Days. If the date for any payment or prepayment hereunder falls on a day which is not a Business Day, then for all purposes of this Agreement the payment shall be due on the following Business Day.

Section 2.7 Method of Payments. All payments due or received pursuant to the Loan Documents shall be applied first to outstanding fees and expenses due under the Loan Documents, second to any interest then accrued and then to the principal balance then outstanding under the Term Loan. Each such payment shall be withdrawn directly from Debtor’s bank account(s) by Lender not later than 1:00 p.m. (Eastern Time) on the day when due in immediately available lawful money of the United States to Lender in the manner or location directed by Lender.

Section 2.8 Maturity Date. The Term Loan will terminate on the Maturity Date unless terminated earlier pursuant to this Agreement, and all principal and interest then outstanding under the Term Loan shall be due and payable on such date.

Section 2.9 Use of Proceeds. Debtor shall use the proceeds of the Term Loan as follows: (i) to repay the SouthStar Note, (ii) equipment purchases, (iii) complete the payoff in satisfaction of the American Builders Settlement, (iv) complete the payoff in satisfaction of the Main Street Lumber Lien, (v) to fund the Interest Reserve Account in accordance with Section 2.11, (vi) for general working capital and support for overall liquidity, and (vii) to pay the fees, costs and expenses associated with Closing.

Section 2.10 Closing Fee. Debtor shall pay Lender a closing fee in an amount equal to two percent (2.0%) of the amount of the Term Loan (the “Closing Fee”). The Closing Fee shall be due and payable on October 1, 2025, unless such date shall be extended by Lender, which extension shall be subject to Lender’s sole discretion.

Section 2.11 Interest Reserve. On the Closing Date, Debtor agrees that proceeds of the Term Loan in the amount of $360,000.00 (the “Interest Reserve”), will be deposited in a segregated deposit account in Debtor’s name held by                (the “Interest Reserve Account”), which account shall be subject to a Control Agreement in favor of the Lender in a form reasonably acceptable to the Lender, in its sole discretion. Beginning February 1, 2025, Debtor agrees that Lender may, upon written direction from Debtor to do so, withdraw monthly interest payments due under Section 2.2 from the Interest Reserve Account until the Interest Reserve has been fully withdrawn. Debtor shall have no obligation to replenish amounts withdrawn from the Interest Reserve Account if such amounts are used for the purpose set forth in this Section. Notwithstanding the foregoing, nothing in this Section shall limit or restrict any right, remedy or power Lender may have with respect to the Interest Reserve or the Interest Reserve Account at any time following or during the continuance of any Event of Default. Debtor covenants and agrees that during the term of this Agreement, the Interest Reserve Account shall not be closed, the Interest Reserve and all other amounts held in such account shall not be used for any purpose other than to pay interest on the Term Loan in accordance with the terms of this Agreement and the Term Note, and such account and the money deposited therein shall not be subject to any Lien, security interest, or pledge in favor of any Person other than the Lender.

ARTICLE III

SECURITY INTEREST

Section 3.1 Grant of Security Interest. As collateral security for all of the Obligations, Debtor does hereby collaterally assign, and grant to Lender a continuing security interest in, general lien upon, collateral assignment of, and a right of set-off against all of Debtor’s right, title and interest in and to all assets of Debtor, including, without limitation, the following (collectively, the “Collateral”):

(a) Receivables. All of the following, whether now or hereafter existing, that are owned by Debtor or in which Debtor otherwise has any rights: (i) all accounts of any kind, including, but not limited, to any and all Debtor’s right to payment of fees/royalties derived from the Material Contracts, and other contracts and agreements of Debtor, whether now or hereafter existing, (ii) all chattel paper, documents and instruments of any kind, whether now or hereafter existing, relating to such accounts or arising out of or in connection with the sale or lease of goods or the rendering of services and (iii) all rights now or hereafter existing in, to or under all security agreements, leases and other contracts securing or otherwise relating to any such accounts, chattel paper, documents or instruments (any and all such accounts, chattel paper, documents, instruments, security agreements, leases and other contracts being referred to herein collectively as the “Receivables”);

(b) Contract Rights, General Intangibles, Etc. All of the following, whether now or hereafter existing, that are owned by Debtor or in which Debtor otherwise has any rights: all contract rights and general intangibles of any kind (including, but not limited to, Intellectual Property, as well as all causes of action, tax refunds and insurance proceeds) and all chattel paper, documents, instruments, security agreements, payment intangibles, other contracts and money, and all other rights of Debtor (except those constituting Receivables) to receive payments of money or the ownership of property;

(c) Equipment. All equipment in all of its forms, wherever located and whether now or hereafter existing, that is owned by Debtor or in which Debtor otherwise has any rights (including, without limiting the foregoing in any respect, all fixtures, motor vehicles, trailers, tools, machinery and furniture of any type, kind or nature owned by Debtor), all parts thereof and all accessions and additions thereto (collectively, the “Equipment”);

(d) Inventory. All inventory in all of its forms, wherever located and whether now or hereafter existing, that is owned by Debtor or in which Debtor otherwise has any rights (including, but not limited to, all (i) inventory and raw materials and work in progress therefor, finished goods thereof and materials used or consumed in the manufacture or production thereof, (ii) goods in which Debtor has an interest in mass or a joint or other interest or right of any kind and (iii) goods that are returned to or repossessed by Debtor), and all accessions thereto and products thereof and documents therefor (any and all such inventory, accessions, products and documents being referred to herein collectively as the “Inventory”); provided, however, that sales of Inventory in the ordinary course of business shall be permitted and a buyer thereof shall take free from the security interest created herein;

(e) Instruments. All of the following, whether now or hereafter existing, that are owned by Debtor or in which Debtor otherwise has any rights: all instruments, chattel paper, certificates of deposit and other instruments evidencing any deposit issued by any financial institution to Debtor, in all forms and all interest, cash and other writings and property from time to time received, receivable or otherwise distributed in respect of or in exchange for or in renewal or extension of any or all of such instruments, chattel paper, and certificates of deposit;

(f) Investment Property. All present and future investment property of Debtor, including, without limitation, all certificated and uncertificated securities, all security entitlements and securities accounts, all commodity contracts and commodity accounts, and all interests of Debtor in each thereof;

(g) Letter of Credit Proceeds. Any and all right, title and interest of Debtor, whether now of hereafter existing, in and to the proceeds of any and all written letters of credit under which Debtor is a beneficiary;

(h) Pledged Accounts. All present and future deposit accounts of Debtor, any demand, time savings, passbook, certificates of deposit, or like account maintained by Debtor with any bank, savings and loan association, credit union or other organization, all money, cash and checks, drafts, notes, bills, bills of exchange and bonds or other instruments, writings or property of Debtor from time to time received, receivable or otherwise distributed in respect thereof, in renewal or extension thereof, or in exchange therefore, whether or not deposited in any such deposit account (collectively, the “Pledged Accounts”);

(i) Real Property. The Real Property; and

(j) Related Collateral and Proceeds. All parts of, all accessions to, all replacements for, all products of, all payments of any type in lieu of or in respect of and all documents and general intangibles covering or relating to any or all of the foregoing Collateral; all books and records related to any and all of the foregoing Collateral, including any and all books of account, customer lists and other records relating in any way to the foregoing Collateral; all proceeds of any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Lender is the loss payee thereof) or under any indemnity, warranty or guaranty by reason of loss to or otherwise with respect to any of the foregoing Collateral.

In each case, the foregoing shall be covered by this Agreement whether Debtor’s ownership or other rights therein are presently held or hereafter acquired and howsoever Debtor’s interests therein may arise or appear (whether by ownership, security interest, claim or otherwise). Lender shall have a second priority lien on all Collateral except the Real Property, second in priority to the SouthStar Factoring Agreement. In addition to its second priority lien, Lender shall have a first priority Mortgage on the Real Property.

Section 3.2 Obligations Secured. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the Obligations, including, without limitation, the following obligations, indebtedness and liabilities, whether now existing or hereafter incurred: (a) Debtor’s obligations under the Note; (b) the payment by Debtor, as and when due and payable, of all amounts from time to time owing by Debtor under or with respect to this Agreement; and (c) all renewals, extensions, amendments, modifications, supplements, or restatements of or substitutions for any of the foregoing.

Section 3.3 Disposition of Collateral. Debtor will safeguard and protect all Collateral for Lender’s general account and make no Transfers thereof whether by sale, lease or otherwise except for Permitted Transfers.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.1 Representations and Warranties. Debtor represents and warrants as follows as of the Closing Date:

(a) Existence; Compliance with Law. Debtor is a limited liability company duly formed, legally existing and in good standing under the laws of the state of its formation, and is duly qualified as a foreign company in all jurisdictions where the property it owns or the business it transacts make such qualification necessary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Debtor has obtained all permits, licenses and other governmental permits necessary to conduct the business it transacts, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Debtor is in compliance with all Requirements of Law and orders of any governmental authority applicable to it or its property in all material respects and all indentures, agreements and other instruments binding upon it or its property in all material respects.

(b) Name, Principal Place of Business; Taxpayer Identification Number; State Organizational Number. Except as set forth on Schedule 4.1(b) hereof, Debtor has not conducted business in any name or trade name except “SG Echo LLC”. The principal and only place of business is at 101 Waldron Rd., Durant, OK 74701. Debtor’s federal taxpayer identification number is                  .

(c) Material Contracts. All of Debtor’s Material Contracts as of the date hereof are (i) listed on Schedule 4.1(c) hereto and (ii) in full force and effect. True and complete copies of each of Debtor’s Material Contracts have been provided to Lender. No default has occurred with regard to any such Material Contract in which the default could reasonably be expected to have a Material Adverse Effect and all payments due under each Material Contract has been timely and properly paid to the Person entitled to receive such payment.

(d) Ownership and Liens. Debtor is the sole owner of the Collateral, and has good and marketable title to it, free and clear of all Liens, except for Permitted Liens, as listed on Schedule 4.1(d). No chattel mortgage, collateral chattel mortgage, statement of assignment, notice of assignment, notice of security interest or effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed to perfect or protect any Permitted Lien. There are no effective pledges or collateral assignments affecting all or any part of the Collateral other than those in favor of Lender and the holders of Permitted Liens.

(i) As of the Closing Date, Debtor is the sole owner of the Real Property to be encumbered by the mortgage lien granted to Lender pursuant to the Mortgage to secure repayment of the Secured Term Note and when the said Mortgage is executed and recorded will have good and marketable title to it, free and clear of all Liens or adverse claims, except for Permitted Liens and liens to be paid from the proceeds of the Secured Term Note.

(ii) No chattel mortgage, collateral chattel mortgage, statement of assignment, notice of assignment, notice of security interest, security interest, collateral assignment, pledge or financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except such as may have been filed to perfect or protect any Permitted Lien. There are no effective pledges or collateral assignments affecting all or any part of the Collateral other than those in favor of Lender and the holders of Permitted Liens.

(e) No Conflicts. Neither the ownership or the intended use of the Collateral by Debtor, nor the grant of the security interest by Debtor to Lender herein, nor any of Debtor’s obligations under the Loan Documents, nor the exercise by Lender of its rights or remedies hereunder, will (i) conflict with any provision of (A) a Requirement of Law, (B) any Debtor Document, (C) any Material Contract, or (D) any judgment, license, order or permit applicable to or binding upon Debtor, and as a result of such conflict in the foregoing clauses (A), (B), (C), or (D) be reasonably expected to have a Material Adverse Effect, or (ii) result in or require the creation of any Lien upon any assets or properties of Debtor (other the security interest granted by Debtor to Lender hereunder, and allowing for Permitted Liens).

(f) No Consents. No consent, approval, authorization or order of, and no notice to or filing with any court, governmental authority or third party is required in connection with (i) the grant by Debtor of the security interest herein, or (ii) Debtor’s execution, delivery and performance of the Loan Documents, including, without limitation, the borrowing of the Term Loan, other than those that have been obtained as of the Closing Date.

(g) Security Interest. Debtor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Lender in the manner provided herein, free and clear of any Lien, except Permitted Liens. The Collateral and Lender’s rights with respect to the Collateral are not subject to any setoff, claims, withholdings or to Debtor’s knowledge other defenses, except with respect to Permitted Liens. All of the Obligations of Debtor will, at the time from and after the execution and delivery of each of the Loan Documents until the satisfaction in full of Obligations, be entitled to the benefits of and be secured by each of the Loan Documents.

(h) Power; Authorization; Enforceable Obligations. Debtor (i) has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party; (ii) has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the other Loan Documents; and (iii) has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. This Agreement and each other Loan Document to which Debtor is a party has been duly executed and delivered on behalf of Debtor. This Agreement and each other Loan Document to which Debtor is a party constitutes a legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(i) Financial Information. All financial statements of Debtor delivered to Lender are and were prepared in accordance with GAAP and fairly present Debtor’s financial condition as of the date or dates thereof and the results of operations for the fiscal period then ended (other than unaudited financial statements which are subject to customary year-end adjustments and do not contain the footnotes required by GAAP). Schedule 4.1(i) contains the internally prepared financial statements of Debtor for the period ended June 30, 2024. Except as set forth in such financial statements or on Schedule 4.1(i), there are no contingent obligations or liabilities of Debtor other than those incurred in the ordinary course of business which are not material either individually or in the aggregate. Since June 30, 2024, there has been no change in any of Debtor’s financial condition or business that would result in a Material Adverse Effect. Debtor has no outstanding Indebtedness other than Permitted Indebtedness. Schedule 4.3(e) contains a complete and accurate list of each agreement and instrument comprising the Permitted Indebtedness required to be scheduled thereon and a summary of the payment terms associated therewith, including payment schedule, interest rate, type of interest, security package (if any), conversion feature (if any), and maturity date. Schedule 4.1(i) lists all of Debtor’s accounts, including all bank, deposit, and checking accounts and all accounts in which customers of Debtor make payments to Debtor on outstanding Receivables.

(j) No Litigation. No litigation, investigation or proceeding of or before any arbitrator or governmental authority has occurred in the last three years, is pending or, to the knowledge of Debtor, is threatened in writing by or against Debtor (or any Person in which Debtor has an ownership interest) or against any of its properties or revenues, except as set forth in Schedule 4.1(j) hereto.

(k) No Default. Except as set forth in Schedule 4.1(k) hereof, Debtor is not in default under or with respect to any of its Indebtedness. No Default or Event of Default has occurred and is continuing.

(l) Taxes. Debtor has filed all tax returns that are required to be filed (or timely extensions therefore) and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Debtor); and no tax Lien has been filed, and no claim is being asserted, with respect to any such tax, fee or other charge other than Permitted Liens.

(m) Employee Matters. Debtor is not engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. Neither Debtor nor any of its employees is subject to any collective bargaining agreement. No petition for certification or union election is pending with respect to the employees of Debtor and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of Debtor. There are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of Debtor, threatened by any employees of Debtor. Debtor has complied with all labor and employment Requirements of Law in all material respects, including with the applicable provisions of ERISA, and no Reportable Event has occurred with respect to any Plan of Debtor. Debtor has not engaged in any Prohibited Transaction.

(n) Solvency. Immediately after the consummation of the transactions to occur on the Closing Date, including the Term Loan outstanding on the Closing Date, and after giving effect to the application of the proceeds of such Term Loan, Debtor will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured. Debtor does not intend to, and does not believe that it will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it and the timing of the amounts of cash to be payable on or in respect of its Indebtedness.

(o) No Assumption of Liability. Lender shall not be deemed by Debtor to have assumed any obligation or liability under the Collateral by reason of or arising out of this Agreement.

(p) Subsidiaries. Except as set forth on Schedule 4.1(p), Debtor does not have any Subsidiaries.

(q) Capitalization. The capitalization schedule set forth in Schedule 4.1(q) (the “Capitalization Schedule”) accurately sets forth the capitalization of Debtor on the Closing Date, including the number and class/series of equity interests of Debtor owned by each member of Debtor and the name of each member. Except as set forth on the Capitalization Schedule, as of the Closing Date, (i) Debtor is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any Debtor’s equity interests; (ii) there are no subscriptions, warrants, options, convertible securities or other rights (contingent or otherwise) to purchase or acquire any equity interests of Debtor authorized or outstanding; (iii) there is no commitment of Debtor to issue any subscription, warrant, option, convertible security or other such right to acquire any equity interests of Debtor or to issue or distribute to holders of any equity interests, any evidences of indebtedness or assets of Debtor; (iv) Debtor has no obligation (contingent or otherwise) to pay any dividend or make any other distribution in respect thereof; and (v) no person or entity is entitled to any preemptive or similar right with respect to the issuance of any equity interests of Debtor, or any rights with respect to the registration of any equity interests of Debtor under the Securities Act of 1933, as amended. All of the issued and outstanding equity interests of Debtor have been offered, issued and sold by Debtor in compliance with applicable federal and state securities laws. To Debtor’s knowledge, no member of Debtor has granted options or other rights to purchase any equity interests from such member. There are no agreements, written or oral, between Debtor and any holder of its equity interests, or, to Debtor’s knowledge, among any members relating to the acquisition (including, without limitation, rights of first refusal or preemptive rights), disposition or voting of the equity interests of Debtor.

(r) Intellectual Property. Debtor owns or is licensed to use all Intellectual Property used in or necessary for the conduct of its business as is currently conducted and such Intellectual Property that is registered or the subject of a pending application is identified on Schedule 4.1(r). Except as set forth on Schedule 4.1(r), (i) Debtor owns the entire unencumbered right, title and interest in and to all such Intellectual Property free and clear of all Liens; (ii) no rights or licenses to or from others have been granted by Debtor with respect to such Intellectual Property; and (iii) to the best of Debtor’s knowledge, the use of such Intellectual Property by Debtor and the conduct of its business does not and has not been alleged by any Person to infringe or violate the rights of any Person. Debtor has taken reasonable security measures to protect the secrecy, confidentiality and value of all such Intellectual Property. Each of Debtor’s current employees and other persons or entities who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed such Intellectual Property has entered into a written agreement with Debtor which provides that (i) such Intellectual Property is proprietary to Debtor and is not to be divulged, misused or misappropriated, and (ii) such Intellectual Property is to be disclosed by such employees and such persons to Debtor and transferred by them to Debtor, without any further consideration being given therefor by Debtor, together with all of such employee’s or other person’s right, title and interest in and to such Intellectual Property.

(s) Affiliate Transactions. Except as set forth on Schedule 4.1(s), Debtor has not purchased, acquired, licensed or leased any property or services from, or sold, transferred, licensed or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or entered into or been subject to any management, consulting or similar agreement with (i) any officer, manager, director, member, employee or affiliate of Debtor, (ii) any entity in which any such Person or individual described in the foregoing clause (i) owns any beneficial interest in excess of three percent (3%), or (iii) any immediate family member of any officer, manager, director, member, employee or affiliate of Debtor.

(t) Oklahoma Rural Jobs Act Representations. Debtor hereby makes the representations and warranties set forth in the Oklahoma Rural Jobs Act Compliance Certificate attached hereto as Exhibit C.

(u) Real Property. The Real Property is not located in an area identified as having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968. Upon the Closing of this financing, Debtor will be the fee simple owner of the Real Property and have good, marketable, and insurable fee simple title to the Real Property, free and clear of all Liens, other than Permitted Liens. Schedule 4.1(u) contains the legal description of the Real Property.

(v) Broker. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Debtor.

(w) Hazardous Materials. The Real Property is not and has not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials. The Real Property is in compliance with all applicable Hazardous Materials Laws. There are no claims, proceedings or actions (collectively “Hazardous Materials Claims”) pending or to the knowledge of Debtor, threatened against the Real Property by any governmental entity or authority or by any other Person relating to Hazardous Materials or pursuant to any Hazardous Materials Laws.

(x) Disclosure. Neither this Agreement nor any of the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading (it being recognized by Lender that the projections and forecasts provided by Debtor in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results). There is no fact known to Debtor which materially adversely affects, or which is reasonably likely in the future to materially adversely affect, exclusive of effects resulting from changes in general economic conditions, the business, operations, property or financial condition of Debtor.

(y) Intercompany Debt. Other than indebtedness listed on Schedule 4.3(e), Permitted Indebtedness, there are no intercompany loans, debts, notes, payables, or other instruments between Debtor and an affiliate.

(z) Guaranteed Debt. Other than indebtedness listed on Schedule 4.3(e), Permitted Indebtedness, Debtor is not a guarantor on any indebtedness owing to any third party or affiliate.

(aa) Payables Due. Except as set forth on Schedule 4.1(d), Permitted Liens, or Schedule 4.1(j), Litigation, the claims payables included on Schedule 4.1(aa) are not related to, connected to, or associated with the construction of the Real Property in any manner or that may give rise to a mechanic’s lien or encumbrance on the Real Property. There are no proceedings, suits, petitions, recordings, or filings reasonably known to Debtor filed by a holder of the claims payable listed on Schedule 4.1(aa), except those previously disclosed to Lender on Schedule 4.1(d) or Schedule 4.1(j). Schedule 4.1(aa) includes the payoff schedule for each claims payable.

Section 4.2 Affirmative Covenants. Unless Lender shall otherwise consent in writing, Debtor will at all times comply with the covenants contained in this Section 4.2 from the date hereof and so long as any part of the Obligations is outstanding.

(a) Ownership and Liens. Debtor will maintain all Collateral free and clear of all Liens or adverse claims, except for the Permitted Liens. Debtor will defend the Collateral against any party other than Lender or a holder of a Permitted Lien claiming an interest therein.

(b) Existence; Compliance with Law. Debtor will maintain itself as a limited liability company duly formed and legally existing under the laws of the state of its formation, and continue to be duly qualified as a foreign company in all jurisdictions where the property it owns or the business it transacts make such qualification necessary, except where failure to be so qualified could not reasonable be expected to cause a Material Adverse Effect. Debtor will maintain all permits, licenses and other governmental permits necessary to conduct the business it transacts, except where failure to obtain such permit, license or permit could not reasonable be expected to cause a Material Adverse Effect. Debtor will (i) comply with all Requirements of Law and all orders of any governmental authority applicable to it or its property in all material respects and (ii) perform in all material respects its obligations under Material Contracts to which it is a party.

(c) Financial Statements and Reports. Debtor will promptly furnish to Lender or cause to be furnished to Lender:

(i) Monthly Reports of Debtor – within thirty (30) days after the end of each month, a consolidated balance sheet of Debtor and Parent Company, and the consolidated statements of income, retained earnings, and cash flows, as of the end of such month and year-to-date period, certified to have been prepared in accordance with GAAP (other than such financial statements may be subject to customary year-end adjustments and may not contain the footnotes required by GAAP), which certification shall be by the principal financial officer of Debtor and Parent Company and in form, scope and substance satisfactory to Lender;

(ii) Quarterly Reports of Debtor – within forty-five (45) days after the end of each fiscal quarter, a consolidated balance sheet of Debtor and Parent Company, and the consolidated statements of income, retained earnings, and cash flows, as of the end of such quarter and year-to-date period (including the quarter ended December 31), certified to have been prepared in accordance with GAAP (other than such financial statements may be subject to customary year-end adjustments and may not contain the footnotes required by GAAP), which certification shall be by the principal financial officer of Debtor and Parent Company and in form, scope and substance satisfactory to Lender;

(iii) Annual Reviewed Financial Statements of Debtor – as soon as available and in any event within one hundred twenty (120) days after the end of each calendar year, beginning with FYE2024, the financial statements of Debtor as of the end of such annual period, certified to have been prepared in accordance with GAAP, which statements shall have been reviewed by an accounting firm reasonably approved by Lender, and reasonably acceptable to Lender in form, scope and substance;

(iv) Debtor Annual Budget – within forty-five (45) days after the end of each fiscal year, Debtor shall deliver to Lender a budget for the ensuing fiscal year approved by the Managers or Members of Debtor, as applicable, and financial projections of the consolidated operations of Debtor for the ensuing fiscal year, such plan to be prepared in accordance with GAAP and to include, on a monthly basis, forecasted revenues and expenses;

(v) Certificates of No Default - as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter, a certificate of a principal executive officer or principal financial officer of Debtor (in the form of Exhibit B attached hereto), certifying that to the best of his/her knowledge no Default has occurred, or if a Default has occurred, specifying the nature and extent thereof and the steps that Debtor proposes to take to cure such Default and that the Debtor is in compliance with all covenants set forth in this Agreement;

(vi) Oklahoma Rural Jobs Act Compliance Certificate – Debtor shall deliver to Lender on or before December 15th of each year the Compliance Certificate with respect to Debtor, set forth in Exhibit C with information as of November 30th of each year and such other information or reports from time to time as Lender may reasonably request in order to comply with the Oklahoma Rural Jobs Act. Lender may request and Debtor shall provide information that is necessary for Lender to measure the community, fiscal and economic impact of the Term Loan to Debtor; and

(vii) Financial Covenant Compliance – as soon as possible, and in any event within forty-five (45) days of the end of a fiscal quarter (beginning as of the quarter ended December 31, 2024), Debtor shall provide a certificate certifying Debtor’s actual and required performance in comparative form of the financial covenants contained herein, certified by the principal financial officer of Debtor, together with all calculations and supporting information relating thereto, all in form and substance reasonably satisfactory to Lender;

(viii) [Reserved].

(ix) Annual Tax Return – as soon as possible, and in any event within ninety (90) after the end of each fiscal year, Debtor shall provide to Lender the tax return for the fiscal year then ended;

(x) Annual Impact Report – Debtor shall deliver to Lender annually an impact report in form and substance reasonably acceptable to Lender; and

(xi) Other Information – promptly upon the reasonable request of Lender, such other information, reports, certificates or projections regarding the business and affairs and financial condition of Debtor as the Lender may reasonably request, including, but not limited to, business updates regarding operating performance and financial metrics on a monthly basis in form, scope and substance reasonably satisfactory to Lender.

All such financial statements, reports and certificates referred to above shall be in such detail as Lender may reasonably request and shall conform to GAAP applied on a basis consistent with those of the financial statements described in Section 4.2(c) hereof, except only for such changes in accounting principles or practice with which the independent certified public accountants concur.

(d) Books and Records; Inspection Discussions. Debtor shall keep proper books of records and accounts in conformity with GAAP and satisfy all Requirements of Law in respect of all dealings and transactions in relation to its business and activities and permit representatives of Lender to visit and inspect its properties and examine and make abstracts from its books and records at any reasonable time and to discuss the business, operations, properties and financial and other condition of Debtor with officers and designated employees of Debtor and with its independent certified public accountants; provided, however, that such visitation and inspection rights may only be exercised by Lender once in any consecutive twelve-month period and may only be so exercised following thirty (30) days’ prior written notice to Debtor of such future exercise, unless an Event of Default has occurred, in which case, Lender may exercise such rights as often as may reasonably be desired.

(e) Notices. Promptly, and in any event within five (5) Business Days of a principal executive officer or principal financial officer of Debtor obtaining knowledge of the occurrence of any event described in subsections (i) through (v) below, Debtor shall give notice to Lender in writing of:

(i) the occurrence of any Default or Event of Default;

(ii) any default or event of default of any material Indebtedness of any Debtor;

(iii) any material setoff, claims, withholdings or other defenses to which any of the Collateral, or Lender’s rights with respect to the Collateral are subject;

(iv) any single litigation matter or proceeding affecting Debtor in which (A) the amount claimed from such single entity is One Hundred Thousand Dollars ($100,000) or more and not covered by insurance or (B) injunctive or similar relief is sought which if granted could be expected to have a Material Adverse Effect on Debtor; and

(v) any other development or event which could be expected to have a Material Adverse Effect on Debtor.

Each notice pursuant to subsections (i) through (v) above shall be accompanied by a statement of an officer of Debtor setting forth details of the occurrence referred to therein and stating what action Debtor proposes to take with respect thereto.

(f) Board Information. Debtor shall provide Lender with copies of all information provided to Debtor’s board, committees and sub-committees concurrently with their distribution to the members of the board and such committees, including, but not limited to, annual state and Federal tax returns; provided, however, that such information shall be held in confidence and trust; and, provided further, that the Debtor reserves the right to withhold any information if access to such information could adversely affect the attorney client privilege between the Debtor and its counsel or could result in disclosure of trade secrets if Lender is affiliated with a direct competitor of the Debtor. In the event that Debtor does not hold any formal board meetings or materials, Lender shall have the right to request business updates regarding operating performance and financial metrics on a quarterly basis in form, scope and substance reasonably satisfactory to Lender.

(g) Taxes. Debtor will file all material tax returns required by law before the due date thereof (as validly extended) and pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its property as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien upon any of the Collateral; provided, however, Debtor shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if the contesting party shall have set up reserves therefor adequate under GAAP.

(h) Further Assurances. Debtor will, at its expense and at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be reasonably necessary or desirable or that Lender may reasonably request in order (i) to perfect and protect the security interest created or purported to be created hereby and the current priority of such security interests; (ii) to enable Lender to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) to perform all other actions necessary or desirable to effect the purposes of the Loan Documents.

(i) Insurance. Debtor shall maintain insurance coverage on the Collateral as is customary for businesses similar to the business of the Debtor’s, and, at the request of the Lender, deliver copies of such polices of insurance to the Lender and name the Lender as a loss payee of such insurance.

(j) Hazardous Materials Laws. Debtor shall cause the Real Property to comply with all Hazardous Materials Laws, and shall immediately notify Lender in writing of: (i) the discovery of any Hazardous Materials on, under or about the Real Property; (ii) any knowledge Debtor that the Real Property (or any use or portion thereof) does not comply with any Hazardous Materials Laws; and (iii) any Hazardous Materials Claims. In response to the presence of any Hazardous Materials on, under or about the Real Property, Debtor shall immediately take, at Debtor’s sole expense, all remedial action required by any Hazardous Materials Laws or any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims. Upon reasonable prior notice to Debtor, Lender, its employees and agents, may from time to time (whether before or after the commencement of a non-judicial or judicial foreclosure proceeding) enter and inspect the Real Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Real Property.

(k) Principal Place of Business. Debtor shall maintain its principal business operations in Oklahoma. Testing of the location of Debtor’s principal business operations shall occur quarterly beginning with the quarter ended June 30, 2025. “Principal business operations” as used herein means the location where at least sixty percent (60%) of a business’s employees work or where employees who are paid at least sixty percent (60%) of such business’s payroll work.

Section 4.3 Negative Covenants. Unless Lender shall otherwise consent in writing, Debtor will at all times comply with the covenants contained in this Section 4.3 from the date hereof and for so long as any part of the Obligations is outstanding. Without limiting the foregoing, Debtor agrees as follows:

(a) Encumbrance. Other than Permitted Liens, Debtor will not grant a Lien in or execute, file or record, any financing statement or other security instrument or authorize such actions with respect to the Collateral. Other than Permitted Liens, Debtor will not grant a negative pledge to any Person with respect to the Collateral.

(b) Information about Debtor; Collateral. Debtor shall not change its name or jurisdiction of organization (whether by merger or otherwise), or use any other trade name (other than the trade names set forth on Schedule 4.1(b)), trademark or other trade style, except upon giving not less than thirty (30) days’ prior written notice to Lender and taking or causing to be taken all such action at Debtor’s expense as may reasonably be requested by Lender to perfect or maintain the perfection of the Lien of Lender in the Collateral.

(c) Transactions with Affiliates. Except as set forth in Schedule 4.1(s), or as expressly provided for in this Loan Agreement, Debtor shall not enter into, or cause, suffer or permit to exist any transaction, arrangement, or contract with any affiliates of Debtor on terms that are less favorable to the Debtor than market terms without the prior written consent of Lender, which consent may be withheld for any reason. Except with regard to the transactions and agreements referred to in Schedule 4.1 (s), Debtor shall not make any payments to the affiliates of Debtor upon the occurrence and during the continuance of an Event of Default. Debtor shall not make any intercompany loans to the affiliates of Debtor or pay amounts to third parties on behalf of the affiliates of Debtor without the prior written consent of Lender, which consent may be withheld for any reason. Debtor shall not make any payments or transfers to an affiliate towards any intercompany loans, debts, notes, payables, or other instruments without the prior written consent from Lender, which consent may be withheld for any reason.

(d) Prohibition of Fundamental Changes. Debtor shall not (i) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, dissolve or sell, lease, transfer or otherwise dispose of its assets out of the ordinary course of business to the material detriment of the Lender, except as provided in Section 3.3, (ii) materially alter or otherwise materially modify its respective existing capital or entity structures, (iii) amend any of the Debtor Documents in a manner that may be adverse to the Lender in any material respect, (iv) engage in unrelated businesses or operations to those in existence as of the Closing Date, or (v) enter into any joint venture or similar transaction outside the ordinary course of business.

(e) Indebtedness. Except for Permitted Indebtedness, as described on Schedule 4.3(e), which denotes the party owed (intercompany or external) and the type of debt (debtor or guarantor), Debtor will not create, incur, guarantee, or suffer to exist any Indebtedness nor modify or amend any Permitted Indebtedness, without the prior written consent of Lender, which consent may be withheld or granted in the sole discretion of Lender.

(f) Limitation on Debtor Dividends and Payments of Permitted Indebtedness. Debtor shall not, without the prior written consent of the Lender, (i) make any payment or distribution on account of (including redemption of), any equity interest of Debtor or any of its Subsidiaries, other than Permitted Owner Distributions, (ii) make any other payment on account of any Indebtedness, whether now or hereafter outstanding, except (A) any Permitted Indebtedness at any time while no Default exists but only to the extent such payments are in accordance with the summary terms set forth on Schedule 4.3(e) and subject to Section 4.1(s) and Section 4.3(c) or (B) payments on the Secured Term Note, (iii) make any other distribution on account of any equity interest of Debtor or any of its Subsidiaries, either directly or indirectly, whether in cash or property or in obligations of the Debtor or any of its Subsidiaries except for Permitted Owner Distributions, or (iv) purchase, redeem or otherwise acquire, any securities of Debtor or any of its Subsidiaries from any Person.

(g) Subsidiaries. The Debtor shall not form any Subsidiary after the Closing Date without the prior written consent of Lender, which consent not to be unreasonably withheld, conditioned, or delayed.

(h) Investments. Debtor shall not directly or indirectly own any investment in any Person except for Permitted Investments. “Permitted Investments” shall mean those investments which Lender consents to, which consent shall not be unreasonably withheld.

(i) Conduct of Business. Debtor shall not directly or indirectly engage in any business other than businesses of the type presently conducted by Debtor or reasonably related thereto.

(j) Sale/Leaseback Transactions. Debtor shall not engage in any sale leaseback, synthetic lease or similar transaction involving any of its assets.

(k) Hazardous Materials. Debtor shall not permit the Real Property (or any portion thereof) to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials.

Section 4.4 Financial Covenants. Debtor will not fail to be in compliance with any of the financial covenants in this section for the applicable measurement period.

(a) Debt Service Coverage Ratio. Beginning as of the quarter ended December 31, 2024, Debtor will not permit the Debt Service Coverage Ratio to be less than 1.3 times trailing twelve months (TTM) Adjusted EBITDA. Testing of such ratio shall occur quarterly beginning December 31, 2024.

(b) Total Debt to EBITDA Ratio. Beginning as of the quarter ended December 31, 2024, Debtor will not permit the ratio of Total Indebtedness to Adjusted EBITDA to be more than 5.0 times TTM Adjusted EBITDA. Testing of such ratio shall occur December 31, 2025.

ARTICLE V

CONDITIONS OF LENDING

Section 5.1 Conditions of Lending on Closing Date. The obligation of Lender to make the Term Loan is subject to the accuracy of each and every representation and warranty of Debtor contained in this Agreement, and to delivery of the following documents and satisfaction of the following conditions precedent on or before the Closing Date:

(a) Agreement and Loan Documents. Duly executed counterparts of this Agreement and all other Loan Documents signed by all the parties hereto.

(b) Note. The Note duly executed by Debtor.

(c) Debtor’s and Parent Company’s Organizational Documents. A certificate of the Secretary of Debtor and Parent Company certifying as to the following attachments thereto: (i) resolutions of its managers and member(s) in form and substance reasonably satisfactory to Lender with respect to the authorization of this Agreement, the Note and the other Loan Documents; (ii) the incumbency of the officers authorized to sign such instruments; and (iii) a certified copy of the Debtor Documents and Parent Company Documents, as applicable.

(d) Certificate. A certificate of good standing of Debtor and Parent Company issued by the Secretary of State of the State of Delaware, dated within ten (10) days of the Closing Date.

(e) No Adverse Change. There shall have occurred no material adverse changes, determined in Lender’s reasonable discretion, either individually or in the aggregate, in the assets, liabilities, financial conditions, business operations, affairs or circumstances of Debtor from those reflected in the most recent financial statements furnished to Lender prior to the Closing Date, except to the extent that such changes are permitted by this Agreement; furthermore, no Default shall have occurred and be continuing.

(f) Approval of Lender’s Investment Committee. Approval of the Term Loan and terms and conditions of this Agreement by Lender’s investment committee.

(g) All Outstanding Indebtedness, Other Than Permitted Indebtedness. Debtor shall have repaid all Indebtedness, other than Permitted Indebtedness, pursuant to a payoff letter and lien release reasonably satisfactory to Lender to be delivered prior to the Closing Date by Debtor, such that immediately following the Closing Date, Debtor has no Indebtedness outstanding other than Permitted Indebtedness and amounts under the Note.

(h) Expenses. On the Closing Date, Debtor shall have reimbursed Lender for the fees and expenses as provided in Section 8.9 hereof.

(i) Insurance. Lender shall have received satisfactory evidence of the insurance coverage required by Lender, in its sole and absolute discretion, to be maintained by Debtor pursuant to this Loan Agreement.

(j) Guaranty. Each Guarantor shall have executed and delivered to Lender the applicable Guaranty Agreement.

(k) Consents. Debtor shall have obtained all third-party consents necessary to enter into this Agreement and the transactions contemplated hereby.

(l) Background Check. Lender shall have obtained a reasonably satisfactory background check on Paul M. Galvin.

(m) No Litigation. Except as set forth in Schedule 4.1(j) hereto, there shall be no actions, suits, proceedings, or investigations pending or, to the knowledge of Debtor or any Guarantor, threatened against Debtor or any Guarantor or against any senior management officer of Debtor personally, which would reasonably be expected, in any case or in the aggregate, to have a Material Adverse Effect.

(n) Oklahoma Department of Commerce Approval. Lender shall have received approval from the Oklahoma Department of Commerce Debtor is an “eligible business,” as attached hereto as Exhibit E.

(o) SouthStar Note Repayment. Lender shall have received confirmation of the repayment of the SouthStar Note, in form and substance reasonably acceptable to Lender.

(p) Mortgage. Lender shall have received (i) a duly executed Mortgage from Debtor in form and satisfactory to Lender covering the Real Property; (ii) Title Policy issued by Title Company, together with any endorsements which Lender may require, insuring Lender, in the principal amount of the Secured Term Note, of the validity and the priority of the lien of the Mortgage upon the Real Property, in form and substance satisfactory to the Lender (including having insured amounts and containing endorsements as may be required by the Lender) and insuring the lien of the Mortgage and showing no Liens prior to the Lender’s Liens, other than Permitted Liens and Liens for ad valorem taxes not yet due and payable; and (iii) such other certificates, documents and information as are reasonably requested by the Lender in connection with the foregoing, each in form and substance satisfactory to the Lender. At any time that any indebtedness under the Secured Term Note remains outstanding, Debtor shall deliver to Lender, within thirty (30) days of Lender’s written request, such other endorsements to the Title Policy as Lender may reasonably require with respect to the Real Property.

(q) ACH Form. Lender shall have received from Debtor a completed and executed ACH payment authorization, in the form required by Lender (the “ACH Form”), attached hereto as Exhibit F.

(r) Financing Affidavit. Lender shall have received from Debtor an executed Financing Affidavit, in the form required by Lender, attached hereto as Exhibit G.

(s) American Builders Settlement Release. Within thirty (30) days of the Closing Date, and following the payoff by Debtor of the American Builders Settlement, Debtor shall have obtained and provided to Lender (i) a release of the judgment filed in Bryan County Case No. CJ-2024-7, (ii) dismissal with prejudice of the Petition for Foreclosure filed against the Real Property in Bryan County Case No. CJ-2024-117, and (iii) release of the judgment lien filed against the Real Property in Bryan County as Document No. I-2024-763571, all in substance and form satisfactory to Lender, as determined in Lender’s sole discretion.

(t) Main Street Lumber Release. Within thirty (30) days of the Closing Date, and following the payoff by Debtor of the Main Street Lumber Lien, Debtor shall have obtained and provided to Lender (i) a release of the mechanic’s lien state of claim filed against the Real Property in Bryan County, recorded in Book 1654, Page 838, and (ii) a dismissal with prejudice filed in Bryan County Case No. CJ-2024-146, both in substance and form satisfactory to Lender, as determined in Lender’s sole discretion.

(u) Other Documents. Such other documents relating to the transactions contemplated by the Loan Documents as Lender or its counsel may reasonably request.

ARTICLE VI

EVENTS OF DEFAULT; REMEDIES

Section 6.1 Events of Default. If any one or more of the following events shall occur and be continuing, an “Event of Default” shall exist:

(a) Debtor shall fail to pay any principal of or interest or other amount due on the Term Loan or pursuant to this Agreement, including without limitation, expenses due under Section 8.9 of this Agreement, within five (5) Business Days of when the same becomes due;

(b) Any representation or warranty made by Debtor or any Guarantor herein or in any other Loan Document or which is contained in any certificate document or financial or other statement furnished by it at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made (it being recognized by Lender that the projections and forecasts provided by Debtor in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results);

(c) Debtor or any Guarantor shall breach any term, covenant or agreement contained in this Agreement or in any other Loan Document, and such breach shall continue unremedied for a period of five (5) Business Days (provided, that if the same cannot reasonably be cured within such five (5) Business Day day period and Debtor or Guarantor, as applicable, shall have commenced to cure the same within such five (5) Business Day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty five (5) Business Day period shall be extended so long as it shall require Debtor or Guarantor, as applicable, in the exercise of due diligence to cure the same, it being agreed that no such extension shall be for a period in excess of ten (10) Business Days). Cure periods provided under this Section 6.1(c) shall not apply to, among other things, any failure to pay as set forth in Section 6.1(a) above;

(d) Debtor shall default, beyond any grace period provided, in the observance or performance of any other agreement or condition relating to any material Indebtedness (other than the Term Loan), or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, and, in connection with the foregoing, the holder or holders of such material Indebtedness or beneficiary or beneficiaries thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) have exercised a right (with or without notice) to require such material Indebtedness to become due prior to its stated maturity;

(e) With respect to Debtor or any Guarantor, (i) Debtor or any Guarantor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to such Person, or seeking to adjudicate such Person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to such Person or such Person’s debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for such Person or for all or any substantial part of such Person’s assets, or Debtor or Guarantor shall make a general assignment for the benefit of such Person’s creditors, or (ii) there shall be commenced against Debtor or any Guarantor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days, or (iii) there shall be commenced against Debtor or any Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof, or (iv) Debtor or any Guarantor shall take any action in furtherance of, or indicating such Person’s consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above, or (v) Debtor or any Guarantor shall generally not, or shall be unable to, or shall admit in writing such Person’s inability to, pay such Person’s debts as they become due;

(f) one or more final, non-appealable judgments or decrees shall be entered against Debtor involving in the aggregate a liability (not paid or covered by insurance) of One Hundred Thousand Dollars ($100,000) or more which is not paid within five (5) Business Days of entry (provided, that if the same cannot reasonably be paid within such five (5) Business Day period and Debtor shall have commenced to resolve payment of the same within such five (5) Business Day period and thereafter diligently and expeditiously proceeds to resolve payment of the same, such five (5) Business Day period shall be extended so long as it shall require Debtor in the exercise of due diligence to pay the same, it being agreed that no such extension shall be for a period in excess of ten (10) Business Days);

(g) (i) any one or more of the Loan Documents after execution thereof shall cease, for any reason, to be in full force and effect and such Loan Document shall not have been reinstated to Lender’s reasonable satisfaction within ten (10) Business Days of Debtor’s receipt of written notice from Lender of the steps required to reinstate such Loan Document (provided, that if the same cannot reasonably be cured within such ten (10) Business Day period and Debtor shall have commenced to cure the same within such ten (10) Business Day period and thereafter diligently and expeditiously proceeds to cure the same, such ten (10) Business Day period shall be extended so long as it shall require Debtor in the exercise of due diligence to cure the same, it being agreed that no such extension shall be for a period in excess of twenty (20) Business Days), (ii) any action or suit at law or in equity or other legal proceeding to cancel, revoke or rescind any one or more of the Loan Documents shall be commenced by or on behalf of Debtor, any Guarantor or any governmental authority, or (iii) any of the Liens created by any of the Loan Documents shall, through no fault of Lender, cease to be enforceable and of the same effect and priority purported to be created thereby and such Lien shall not be reinstated with the same enforceability, effect, and priority as required by this Agreement within ten (10) Business Days of Debtor’s receipt of written notice from Lender of the problem in question; or

(h) Debtor shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its businesses and such order shall continue in effect for more than sixty (60) days.

If any Event of Default has occurred and is continuing, Lender may, by notice to Debtor, have the right to declare all Obligations (with accrued interest thereon) and all other amounts owing under this Agreement immediately due and payable (other than with respect to an Event of Default that has occurred and is continuing under Section 6.1(e), in which case, all Obligations shall immediately become due and payable without any action required by Lender). Presentment, demand, protest, notice of termination, notice of acceleration, notice of intent to accelerate and all other notices of any kind (other than notices expressly required to be delivered by Lender under the Loan Documents) are hereby expressly waived by Debtor to the fullest extent permitted by applicable law.

ARTICLE VII

REMEDIES, POWERS AND AUTHORIZATIONS

Section 7.1 Event of Default Remedies. If an Event of Default shall have occurred and be continuing, Lender may from time to time in its discretion, without limitation and without notice, except as expressly provided below or by non-waivable, applicable law:

(a) Proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to Lender are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a keeper, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of Lender. No remedy herein conferred upon Lender is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law;

(b) Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, all applicable rights and remedies of a secured party under the UCC;

(c) Reduce its claim to judgment, execution, foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure;

(d) Dispose of, at its office, on the premises of Debtor or elsewhere all or any part of the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust Lender’s power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Obligations have been paid and performed in full), and at any such sale it shall not be necessary to exhibit any of the Collateral;

(e) Buy the Collateral, or any part thereof, at any public sale;

(f) Sell or buy the Collateral, or any part thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

(g) To the extent permitted by the laws, whether presently existing or hereafter adopted, of the jurisdiction in which the Collateral or any part thereof is located, including without limitation the State of Oklahoma, require Debtor to, and Debtor hereby agrees that they will at their expense and upon request of Lender forthwith, assemble all or part of the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender which is reasonably convenient to all parties;

(h) At its discretion, retain the Collateral in satisfaction of the Obligations whenever the circumstances are such that Lender is entitled to do so under the UCC or otherwise;

(i) Apply by appropriate judicial proceedings for appointment of a receiver or keeper for the Collateral, or any part thereof, and Debtor hereby consents to any such appointment;

(j) Exercise its full rights under any Guaranty; and

(k) Exercise self-help remedies, including, without limitation, self-help repossession, to the fullest extent permitted by applicable law.

Debtor agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days’ notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

Section 7.2 Provisions Concerning the Collateral.

(a) Financing Statement Filings. Debtor hereby authorizes Lender to file, without the signature of Debtor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral. Such statements may: (i) describe the Collateral, and (ii) contain any other information required by the Uniform Commercial Code of each jurisdiction in which Lender elects to file a financing statement for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Debtor is an organization, the type of organization and any organization identification number issued to Debtor. Debtor agrees to furnish all such information to Lender promptly upon request. Debtor further agrees that a photographic, electronic or other reproduction of this Agreement or any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction Lender may deem appropriate.

(b) Collection Rights. Lender shall have the right at any time during the existence of an Event of Default to notify any or all account debtors and other persons obligated under any other Collateral to make payment of all amounts due or to become due to Debtor thereunder directly to Lender and, upon such notification and at the expense of Debtor and to the extent permitted by law, to enforce collection of any such Collateral, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Debtor may have done. After Debtor receives notice that Lender has given any notice referred to above in this subsection, (i) all amounts and proceeds (including instruments and writings) received by Debtor in respect of such Collateral, shall be received in trust for the benefit of Lender hereunder, shall be segregated from other funds of Debtor and shall be forthwith paid over to Lender in the same form as so received (with any necessary endorsement) to be applied to the Obligations, and (ii) Debtor will not adjust, settle or compromise the amount or payment of any such Collateral, or release wholly or partly any account debtor or obligor thereof or allow any credit or discount thereon. All such funds paid or turned over to Lender shall be applied as provided in Section 7.3 hereof.

Section 7.3 Distribution of Collateral Proceeds. If, following the occurrence and during the continuance of any Event of Default, Lender receives any monies in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

(a) First, to the payment of, or (as the case may be) the reimbursement of Lender for or in respect of all reasonable and documented costs, expenses, disbursements and losses (including, without limitation, reasonable legal fees and related expenses) which shall have been incurred or sustained by Lender in connection with the collection of such monies by Lender, for the exercise, protection or enforcement by Lender of all or any of the rights, remedies, powers and privileges of Lender under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of the provision of adequate indemnity to Lender against all taxes or liens which by law shall have, or may have, priority over the rights of Lender to such monies;

(b) Second, to all other Obligations in such order or preference as Lender may determine;

(c) Third, to the satisfaction of any Indebtedness secured by any subordinate security interest in the Collateral if written notice of demand thereof is received by Lender before distribution of the proceeds is completed; and

(d) Fourth, the excess, if any, shall be returned to Debtor, or to such other Persons as are entitled thereto.

Section 7.4 Deficiency. In the event that the proceeds of any sale, collection or realization of or upon Collateral by Lender are insufficient to pay all Obligations, Debtor shall be liable for the deficiency, together with interest thereon as provided in this Agreement or (if no interest is so provided) at such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable and documented fees of any attorneys employed by Lender to collect such deficiency.

Section 7.5 Other Recourse. Debtor waives any right to require Lender to proceed against any other person, exhaust any Collateral or other security for the Obligations, or to have any Other Liable Party joined with Debtor in any suit arising out of the Obligations or this Agreement, or pursue any other remedy in Lender’s power. Debtor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension for any period of any of the Obligations of any Other Liable Party from time to time. Debtor further waives any defense arising by reason of any disability or other defense of any Other Liable Party or by reason of the cessation from any cause whatsoever of the liability of any Other Liable Party. Until all of the Obligations shall have been paid in full, Debtor shall not have the right to subrogation and Debtor waives the right to enforce any remedy which Lender has or may hereafter have against any Other Liable Party, and Debtor waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Lender. Debtor authorizes Lender without notice or demand and without any reservation of rights against Debtor without affecting Debtor’s liability hereunder or on the Obligations, from time to time to (a) take or hold any other property of any type from any other person as security for the Obligations, and exchange, enforce, waive and release any or all of such other property, (b) subject to the requirements of applicable law, apply the Collateral or such other property and direct the order or manner of sale thereof as Lender may in its discretion determine, (c) renew, extend for any period, accelerate, modify, compromise, settle or release any of the obligations of any Other Liable Party in respect to any or all of the Obligations or other security for the Obligations, (d) waive, enforce, modify, amend or supplement any of the provisions of any Loan Document with any person other than Debtor, and (e) release or substitute any Other Liable Party. For the purpose of this Section 7.5, “Other Liable Party” means any person, other than Debtor, who may now or may at any time hereafter be primarily or secondarily liable for any of the Obligations or who may now or may at any time hereafter have granted to Lender a security interest or lien upon any property as security for the Obligations.

Section 7.6 Exercise of Remedies. The provisions of this Section 7.6 shall apply and control to the extent of any inconsistency with any other provision in the Loan Documents.

(a) Subject to the provisions of this Section 7.6, (i) Lender shall have all rights and remedies set forth in the Loan Documents and such other written agreements between Lender and Debtor in effect at the time of such Event of Default and all of the rights which such holder has (or the holders have) under any law, statute, rule or regulation (each, a “Remedy” and collectively, “Remedies”) and (ii) Lender shall be entitled to enforce such Remedies specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of the Loan Documents and to exercise all other rights granted by law, statute, rule or regulation. No Remedy is intended to be exclusive of any other Remedy, and each and every such Remedy shall be cumulative and shall be in addition to every other Remedy given or now or hereafter existing at law or in equity or by statute or otherwise.

(b) Any and all proceeds of any enforcement action or other payments pursuant to any of the Loan Documents received by Lender shall be applied as follows: (i) first, to reimburse the enforcing Lender for all reasonable costs and expenses (including, but not limited to reasonable attorneys’ fees) incurred by or on behalf of such enforcing Lender in collecting such amounts or in otherwise enforcing such Remedies; (ii) second, to the payment of unpaid accrued interest; and (iii) third, to the payment of principal.

Section 7.7 Lender’s Investment Representations. Lender hereby represents that it is an “accredited investor” as that term is defined in Regulation D of the Securities and Exchange Commission and that it is acquiring the Note issued hereunder for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent Lender and any subsequent holders of the Note from transferring such securities in compliance with the provisions of the Loan Documents.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Notices. Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery, (b) expedited delivery service with proof of delivery, (c) registered or certified United States mail, postage prepaid, or (d) upon delivery by email or facsimile, addressed to the appropriate party as follows:

To Debtor:	SG Echo, LLC
101 Waldron Rd.
Durant, OK 74701
Attn: Paul Galvin
Email:

With a copy to:	SG Echo, LLC
990 Biscayne Blvd., #501, Office 12
Miami, FL 33132
Attn: Caleb Zobrist
Email:

To Lender:

Enhanced Capital Oklahoma Rural Fund, LLC
Attention: Douglas Beekman
201 St. Charles Ave., Suite 3400
New Orleans, LA 70170
Email:

With a copy to:
Stinson LLP
Attn: Jill Radloff
50 South Sixth Street, Suite 2600
Minneapolis, MN 55402
Email:

or to such other address or to the attention of such other individual as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of email and facsimile, upon receipt of confirmation of electronic delivery.

Section 8.2 Amendments. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by Debtor and Lender, and no waiver of any provision of this Agreement, and no consent to any departure by Debtor therefrom, shall be effective unless it is in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and to the extent specified in such writing.

Section 8.3 Preservation of Rights. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Neither the execution nor the delivery of this Agreement shall in any manner impair or affect any other security for the Obligations. The rights and remedies of Lender under this Agreement, the Note and the Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

Section 8.4 Unenforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 8.5 Binding Effect and Assignment. This Agreement creates a continuing security interest in the Collateral and (a) shall be binding on Debtor and its successors and permitted assigns and (b) shall inure, together with all rights and remedies of Lender hereunder, to the benefit of Lender and its successors, transferees and assigns. None of the rights or duties of Debtor or Lender hereunder may be assigned or otherwise transferred without the prior written consent of Lender except as provided herein.

Section 8.6 Termination. Upon the satisfaction in full of the Obligations and upon written request for the termination hereof delivered by Debtor to Lender, this Agreement and the security interest created hereby shall terminate and all rights to the Collateral shall revert to Debtor. Upon such termination, Lender will, upon Debtor’s request and at Debtor’s expense, (a) return to Debtor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof; and (b) execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination.

Section 8.7 Successors and Assigns.

(a) All covenants and agreements contained by or on behalf of Debtor in this Agreement, the Note and the Loan Documents shall bind its successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

(b) This Agreement is for the benefit of Lender and for such other Person or Persons as may from time to time become or be the holders of any of the Obligations, and this Agreement shall be transferable and negotiable, with the same force and effect and to the same extent as the Obligations may be transferable, it being understood that, upon the transfer or assignment by the Lender of the Obligations, the legal holder of such Obligations shall have all of the rights granted to Lender under this Agreement.

(c) Debtor hereby recognizes and agrees that the Lender may, from time to time, one or more times, transfer all or any portion of the Obligations to an affiliate of the Lender or any other third party that is neither a competitor of the Debtor or a “loan-to-own” investor. Such transfers may include, but are not limited to, sales of participation interests in such Obligations in favor of one or more third party lenders. Debtor specifically agrees and consents to any such transfers and assignments and Debtor further waives any notice of and right to consent to any such transfers and assignments as may be provided under applicable Oklahoma law. Debtor additionally agrees that the purchaser of a participation interest in the Obligations will be considered as the absolute owner of a percentage interest of such Obligations and that such a purchaser will have all of the rights granted to the purchaser under any participation agreement governing the sale of such a participation interest.

Section 8.8 Renewal, Extension or Rearrangement. All provisions of this Agreement relating to the Note shall apply with equal force and effect to each and all promissory notes or security instruments hereinafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Note.

Section 8.9 Expenses; Indemnification.

(a) Debtor shall pay, hold harmless against liability for the payment of, and reimburse on demand as and when incurred Lender from and against the following: (i) all costs and expenses incurred by it in connection with its due diligence review of Debtor, the preparation, negotiation, execution and interpretation of the Loan Documents, and the consummation of all of the transactions contemplated hereby and thereby (including all reasonable fees and expenses of legal counsel, industry consultants and accountants), which costs and expenses shall be payable on the Closing Date; (ii) all fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of each of the Loan Documents (including all expenses incurred in connection with any proposed merger, sale or recapitalization of Debtor); (iii) all recording and filing fees, stamp and other taxes (other than any franchise taxes imposed on Lender or income taxes imposed on Lender or measured by Lender’s net income) which may be payable in respect of the execution and delivery of the Loan Documents or the issuance, delivery or acquisition of the Note; (iv) the reasonable fees and expenses incurred with respect to the interpretation and enforcement of the rights granted under the Loan Documents (including reasonable costs of collection); and (v) the reasonable fees and expenses incurred by it in any filing with any governmental agency with respect to its investment in Debtor or in any other filing with any governmental agency with respect to Debtor which mentions Lender. If Debtor fails to pay when due any amounts due Lender or fails to comply with any of its obligations pursuant to this Agreement or any other Loan Document, Debtor shall, upon demand by Lender, pay to Lender such further amounts as shall be sufficient to cover the cost and expense (including, but not limited to reasonable attorneys’ fees) incurred by or on behalf of Lender in collecting all such amounts due or in otherwise enforcing Lender’s rights and remedies hereunder. Debtor also agrees to pay Lender all costs and expenses incurred by it, including reasonable compensation to its attorneys for all services rendered, in connection with the investigation of any Event of Default and enforcement of its rights hereunder or under the other Loan Documents.

(b) Debtor hereby further agrees to indemnify Lender, its affiliates and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the Collateral, a Default or Event of Default, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of the Term Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The representations and warranties and other agreements of Debtor contained in this Agreement shall survive the Closing Date. The obligations of Debtor under this Section shall survive the termination of this Agreement.

(c) In addition to and without limiting the generality of Section 8.9(b) above, Debtor hereby agrees to defend, indemnify and hold harmless the Lender Parties from and against any and all Losses which any Lender Party(ies) may incur as a direct or indirect consequence of (i) the use, generation, manufacture, storage, disposal, threatened disposal, transportation or presence of Hazardous Materials in, on, under or about the Real Property, (ii) any Hazardous Materials Claim or (iii) the obligations of Debtor under Sections 4.3(j) hereof (collectively, the “Hazardous Materials Obligations”). Debtor shall immediately pay to Lender upon demand any amounts owing under this indemnity, together with interest from the date such indebtedness arises until paid in full at the Default Interest Rate. Debtor’s duty and obligations to defend, indemnify and hold harmless Lender Parties shall survive the sale or cancellation of the Term Loan by Lender and the transfer, release, partial release, or satisfaction of the Mortgage. Notwithstanding the foregoing, Debtor shall not be obligated to indemnify hereunder with regard to any Hazardous Materials Claim arising after the date of foreclosure of the Mortgage (or Lender’s acceptance of a deed in lieu thereof).

Section 8.10 Waivers. No course of dealing on the part of Lender, its officers, employees, consultants or agents, nor any failure or delay by Lender with respect to exercising any of its rights, powers or privileges under this Agreement, the Note, or the Loan Documents shall operate as a waiver thereof.

Section 8.11 Limitation of Liability. This Agreement, the Note and the Loan Documents, are executed by an officer of Lender, and by acceptance of the Term Loan, Debtor agrees that for the payment of any claim or the performance of any obligations hereunder resulting from any default by Lender, resort shall be had solely to the assets and property of Lender, its successors and assigns, and no officer, member, employee or agent of Lender shall be personally liable therefor.

Section 8.12 Relationship Between the Parties. The relationship between Lender and Debtor shall be solely that of lender and borrower, and such relationship shall not, under any circumstances whatsoever, be construed to be a joint venture or partnership.

Section 8.13 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the internal laws of the State of Oklahoma, without regard or reference to its choice of law principles.

(b) Debtor hereby irrevocably and unconditionally submits to the jurisdiction of any state or federal court sitting in Oklahoma over any suit, action or proceeding arising out of or relating to any Loan Document or for recognition or enforcement of any judgment. The parties irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any suit, action or proceeding brought in any such court and any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing in this section shall limit the right of Lender to bring proceedings against any other party in the courts of any other jurisdiction. The parties agree that any forum other than a state or federal court sitting in Oklahoma is an inconvenient forum and that a suit brought by any one or more of them against the others in a state or federal court sitting other than in Oklahoma should be forthwith dismissed or transferred by that court to a state or federal court sitting in Oklahoma.

(c) Debtor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.1 herein. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS

AGREEMENT, ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 8.14 Press Releases; Logo. Lender may (i) disclose Debtor’s name or identity and the amount of the debt evidenced by the Note in any press release or other public announcement of the financing transaction that Lender deems appropriate, and (ii) disclose Debtor as one of Lender’s portfolio companies and also include Debtor’s logo on Lender’s website; provided, that, in each case, Debtor shall have received and consented to any such disclosure, which consent shall not be unreasonably withheld or delayed and provided further, that such press release or other public announcement does not contain any confidential information of Debtor.

Section 8.15 Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts (including by facsimile or pdf transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

DEBTOR:

SG ECHO, LLC

By:	/s/ Paul Galvin
Name:	Paul Galvin
Title:	Manager

LENDER:

ENHANCED CAPITAL OKLAHOMA RURAL FUND, LLC

By:	/s/ Douglas Beekman
Name:	Douglas Beekman
Title:	Principal

[Signature Page to Loan and Security Agreement]

SCHEDULE 1

LOAN AMOUNT

NOTE

Lender	Loan Amount
ENHANCED CAPITAL OKLAHOMA RURAL FUND, LLC	$4,000,000
TOTAL	$4,000,000

SCHEDULE 4.1(b)

NAMES

SG Echo LLC (Logo attached)

SCHEDULE 4.1(c)

MATERIAL CONTRACTS

Mater Purchase Agreement by and between SG Echo, LLC, a Delaware limited liability company, and Safe and Green Development Corporation, a Delaware corporation, dated as of December 17, 2023.

SCHEDULE 4.1(d)

PERMITTED LIENS

Lien held by SouthStar pursuant to the Factoring Agreement securing interest in Debtor’s assets, except for the Real Property.

Lien held by Farnam Financial covering equipment leased between Farnam Financial and Debtor limited to 2 self-contained SANITEC units.

SCHEDULE 4.1(i)

FINANCIAL INFORMATION

See attached.

SCHEDULE 4.1(j)

LITIGATION

Case filed by American Builders & Contractors Supply Company, Inc. d/b/a ABC Supply Co. against Debtor, filed April 25, 2024, in Bryan County, OK, Case No. CJ-2024-7.

Petition of Foreclosure filed by American Builders & Contractors Supply Company, Inc. d/b/a ABC Supply Co. against the Real Property, in Bryan County, OK Case No. CJ-2024-117.

Mechanic’s Lien Statement of Claim against Debtor in favor of Main Street Lumber Company, filed February 16, 2024, in the amount of $38,350.23.

Case filed by Main Street Lumber Company against Debtor, in Bryan County, OK, Case No. CJ- 2024-146.

SCHEDULE 4.1(k)

DEFAULT

None.

SCHEDULE 4.1(p)

SUBSIDIARIES

SG Echo LLC is a wholly owned subsidiary of Safe and Green Holdings Corp.

SG Echo LLC has no subsidiaries as of 9/3/2024.

SCHEDULE 4.1(q)

CAPITALIZATION

SG Echo LLC is 100% owned by Safe and Green Holdings Corp.

SCHEDULE 4.1(r)

INTELLECTUAL PROPERTY

Trademark No. 68,344

SCHEDULE 4.1(s)

AFFILIATE TRANSACTIONS

SG Echo has a Master Purchase Agreement from Safe and Green Development which was a subsidiary of Safe and Green Holdings (owner of SG Echo) until September of 2023. Safe and Green Holdings is the majority shareholder of Safe and Green Development. Contracts with Safe and Green Holdings’ (formerly known as SG Blocks) customers are subcontracted to SG Echo for the manufacturing of the modulars and site installations, if needed.

SCHEDULE 4.1(u)

REAL PROPERTY DESCRIPTION

The Land is described as follows:

A part of the Southwest Quarter of the Southwest Quarter (SW/4 SW/4) of Section Eighteen (18), Township Seven (7) South, Range Nine (9) East of the Indian Base and Meridian, in Bryan County, State of Oklahoma, according to the United States Government Survey thereof, described as: Commencing at the Northwest corner of the SW/4 SW/4 of said Section 18; thence South 89°50’02” East 1293.60 feet; thence South 00°06’46” East 445.87 feet to the POINT OF BEGINNING; thence South 00°06’46” East 544.13 feet; thence North 89°50’02” West 1295.55 feet; thence North 544.24 feet; thence South 89°50’02” East 1294.48 feet to the POINT OF BEGINNING.

SCHEDULE 4.1(aa)

CLAIMS PAYABLES

SG Echo, LLC

A/P Aging Summary

As of September 18, 2024

5:21 PM

09/18/2024

	Current	1 - 30	31 - 60	61 - 90	> 90	TOTAL

[redacted]

Monthly payments

SCHEDULE 4.3(e)

PERMITTED INDEBTEDNESS

Forgiveable Loan owed by Debtor to Durant Industrial Authority in the principal amount of $750,000.00 maturing on April 29, 2029.

Non-Recourse Factoring and Security Agreement by and between Debtor and SouthStar Financial, LLC.

Guarantor on Equipment Lease Agreement between Farnam Street Financial, Inc. and SG Environmental Solutions Corp. dated August 1, 2024, as part of a settlement agreement between Farnam Street Financial, Inc., Safe & Green Holdings Corp., SG Echo LLC, and SG Environmental Solutions Corp. dated July 22, 2024.

EXHIBIT A

FORM OF NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

SECURED NOTE

$4,000,000.00	Durant, Oklahoma

September 20, 2024

FOR VALUE RECEIVED, SG ECHO, LLC, a Delaware limited liability company (“Debtor”), hereby promises to pay to the order of ENHANCED CAPITAL OKLAHOMA RURAL FUND, LLC (“Lender”), in lawful money of the United States of America, the principal amount of $4,000,000.00 or such other amount as provided in Section 2 hereof. All terms capitalized herein and not otherwise defined herein shall have the meaning set forth in that certain Loan and Security Agreement by and between Debtor and Lender dated as of the date hereof (the “Agreement” and hereinafter, terms not otherwise defined herein shall have the means set forth in the Agreement). This Note is executed and delivered pursuant to the terms and conditions of the Agreement. This Note is issued pursuant to and entitled to the benefits and security of the Agreement and each Guaranty to which reference is hereby made for a more complete statement of the terms and conditions upon which the Term Loan evidenced hereby was made and is to be repaid.

1. Interest. The Note shall bear interest, payable monthly, at a rate equal to the greater of (i) SOFR plus six and sixty-five tenths percent (6.65%) and (ii) ten percent (10.0%) per annum (the “Interest Rate”). The parties acknowledge the SOFR rate as of the Closing Date is                         . Interest shall be based on the actual number of days in a 360-day year.

a. Default Interest Rate. If a Default occurs, with notice to Debtor, Lender may increase the Interest Rate by up to five percent (5.0%) per annum in excess of the then-effective Interest Rate (such rate, the “Default Interest Rate”) during the continuance of such Default. Interest at the Default Interest Rate shall be calculated from the day of the occurrence of the Default, and shall be payable in the same manner as other interest under the Note. Such increase of up to five percent (5.0%) shall be subject to customary rights to cure such Default.

2. Payment.

a. Payment Schedule. From the Closing Date until December 31, 2025, (the “Interest-Only Period”), Debtor shall make payments to Lender of all accrued but unpaid interest monthly on the first Business Day of each calendar month. Beginning on February 1, 2025, Debtor may use the Interest Reserve Account to make interest payments. After the Interest-Only Period, Debtor shall continue to make payments to Lender of all accrued but unpaid interest monthly on the first Business Day of each calendar month, and, Debtor shall make a monthly principal payment on this Note, on the first Business Day of each calendar month in an amount equal to Twenty-Two Thousand Two Hundred Twenty-Two and 22/100 Dollars ($22,222.22). The balance of the Term Loan, accrued and unpaid interest will be due and payable on the Maturity Date or earlier acceleration thereof in accordance with the terms of the Agreement and other Loan Documents.

b. Mandatory Prepayment. As provided in Section 6.1 of the Agreement, upon the occurrence of an Event of Default, this Note and all amounts payable hereunder in accordance with the terms of the Agreement, shall, at the option of the holder or automatically, immediately become due and payable, without notice of any kind. Debtor shall also make prepayments on this Note as provided in Section 2.5 of the Agreement.

c. Voluntary Prepayment; Prepayment Penalty. This Note may be prepaid in accordance with Section 2.4 of the Agreement in whole or in part, with any applicable prepayment penalty to be paid by Debtor at the time of the prepayment.

d. Application of Payments. Any payments on this Note received by Lender will be applied first to reasonable and documented fees and expenses, then unpaid accrued interest, and then principal of this Note.

3. Miscellaneous.

a. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Oklahoma, without regard or reference to its choice of law principles.

b. Waivers. Debtor hereby waives to the full extent permitted by law all defenses based on suretyship or impairment of collateral and the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and returned unsatisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

c. Fees and Expenses. In the event this Note is not paid when due at any stated or accelerated maturity, Debtor agrees to pay, in addition to the principal and interest due hereunder, all costs of collection, including reasonable and documented attorneys’ fees and expenses, and interest thereon at the rates set forth herein.

d. Usury Laws. It is the intention of Debtor and Lender to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by Lender hereof resulting from an Event of Default or otherwise, then earned interest may never include more than the maximum amount permitted by law, statute, rule or regulation, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law, statute, rule or regulation shall be canceled automatically and, if theretofore paid, shall at the option of Lender either be rebated to Debtor or credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to Debtor. The aggregate of all interest (whether designated as interest, fees, or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to Debtor or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to Debtor.

[Signature on following page]

IN WITNESS WHEREOF, Debtor has caused this Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

SG ECHO, LLC

By:
Name:	Paul Galvin
Title:	Manager

[Signature Page to SG Echo Term Loan]

EXHIBIT B

FORM OF NO DEFAULT CERTIFICATE

CERTIFICATE AS TO

NO DEFAULT OR EVENT OF DEFAULT

In accordance with Section 4.2(c)(v) of that certain Loan and Security Agreement dated as of September 20, 2024, by and among SG ECHO, LLC, on the one hand, and ENHANCED CAPITAL OKLAHOMA RURAL FUND, LLC, on the other hand (as amended, modified or supplemented, the “Agreement”), I, Paul Galvin as Manager of SG Echo, LLC, hereby certify that, to the best of my knowledge after due inquiry and investigation: (i) no Default or Event of Default has occurred and (ii) to my knowledge there is no existence of any condition or event that would constitute a Default or an Event of Default as of the date hereof. All capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Agreement.

SG ECHO, LLC

By:
Name:	Paul Galvin
Title:	Manager
Date:

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

This Certificate of SG Echo, LLC (“Debtor”), is made as of                 , 20        , for reliance upon by Enhanced Capital Oklahoma Rural Fund, LLC, a Delaware limited liability company (“Lender”). Debtor is the debtor pursuant to that certain Loan and Security Agreement dated as of September 20, 2024, between Debtor and Lender (the “Loan Agreement”).

Debtor hereby certifies that as of the date hereof Debtor has complied with each of the covenants contained in the Loan Agreement and shall continue to so comply for so long as any portion of the Note (as defined in the Loan Agreement) remains unpaid and outstanding.

1. In furtherance of this certification, Debtor hereby represents and warrants, as of the date hereof:

(a) Debtor confirms that Debtor has its Principal Business Operations in the state of Oklahoma, at the address(es) listed below:

__________________________________________________ (address)

(b)	Debtor confirms that Debtor has total employees[1].

(c)	As a result of the Qualified Investment there were jobs created;

(d)	As a result of the Qualified Investment there were jobs retained;

(e)	The average annual salary of jobs created as a result of the Qualified Investment is .

(f)	The average annual salary of jobs retained as a result of the Qualified Investment is .

(g)	Sales/revenue of Debtor prior to the Qualified Investment was $ .

(h)	Sales/revenue of Debtor as a result of the Qualified Investment are or are projected to be $ .

(i)	Debtor confirms that its Principal Business Operations are located in a Rural Area, with that Rural Area being (County or City/Town).

1	The total number of employees must be less than 250.

1

2. Definitions. Capitalized terms herein have the following definitions:

(a) “Principal Business Operations” means the location where (i) at least sixty percent (60%) of a business’s employees work OR (ii) employees who are paid at least sixty percent (60%) of such business’s payroll work.

(b) “Qualified Investment” means any investment in an eligible business or any loan to an eligible business with a stated maturity date of at least one (1) year after the date of issuance, excluding revolving lines of credit and senior-secured debt unless the chief executive or similar officer of the eligible business certifies that the eligible business sought and was denied similar financing from a depository institution, by a rural fund; provided that, with respect to any one eligible business, the maximum amount of investment made in such business by one or more rural funds, on a collective basis with all of the businesses’ affiliates, with the proceeds of the capital investments, shall be the greater of twenty percent (20%) of the rural fund’s capital investment authority or Six Million Five Hundred Thousand Dollars ($6,500,000.00), exclusive of investments made with repaid or redeemed investments or interest or profits realized thereon.

(c) “Rural Area” means any county of Oklahoma that has less than seventy- five thousand (75,000) or any city or town of Oklahoma that has a population not to exceed seven thousand (7,000) according to the 2020 Federal Decennial Census of the United States.

2

EXHIBIT D

CORPORATE GUARANTY AGREEMENT

This GUARANTY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”) is made as of September 20, 2024, by SAFE AND GREEN HOLDINGS CORP., a Delaware corporation (together with its successors and assigns, the “Guarantor”), in favor of ENHANCED CAPITAL OKLAHOMA RURAL FUND, LLC, a Delaware limited liability company (“Lender”).

WHEREAS, the Lender has concurrently herewith made or are about to make a secured term loan available to SG ECHO, LLC, a Delaware limited liability company (“Debtor”), under that certain Loan and Security Agreement, dated as of the date hereof (as amended from time to time, the “Loan Agreement”) by and between the Debtor and Lender;

WHEREAS, the Guarantor is the parent company of Debtor and will derive both direct and indirect economic benefit from the financial accommodations made to the Debtor under the Loan Agreement; and

WHEREAS, the Lender has required, as a condition to it entering into the Loan Agreement, that the Guarantor execute and deliver this Guaranty.

NOW THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit (including, without limitation, any loan or advance by renewal, refinancing or extension of the agreements described hereinabove or otherwise) heretofore, now or hereafter made to or for the benefit of the Debtor pursuant to the Loan Agreement or any other Loan Document executed pursuant to or in connection therewith, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them under the Loan Agreement.

2. Guaranty of Payment. The Guarantor hereby absolutely and unconditionally guarantees the full and prompt payment and performance when due, whether at maturity or earlier by reason of acceleration or otherwise, and at all times thereafter, of all Obligations of the Debtor to the Lender under the Loan Documents, including, without limitation, the Note, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due (all such obligations, together with any extensions or renewals thereof, being hereinafter collectively called the “Liabilities”), and the Guarantor further agrees to pay all expenses (including, reasonable attorneys’ and legal assistants’ fees and legal expenses) paid or incurred by Lender in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Guaranty.

3. Primary Liability of the Guarantor. The Guarantor agrees that this Guaranty may be enforced by Lender without the necessity at any time of resorting to or exhausting any other security or collateral. This is a guaranty of payment and not merely of collection.

3

4. Acceleration of the Time of Payment of Amount Payable Under Guaranty. The Guarantor agrees that, (a) in the event of the bankruptcy, reorganization, dissolution or insolvency of Debtor or the Guarantor, or (b) the inability of Debtor or the Guarantor to pay debts as they mature, or (c) an assignment by Debtor or the Guarantor for the benefit of creditors, or (d) the institution of any proceeding by or against Debtor or the Guarantor alleging that Debtor or the Guarantor is insolvent or unable to pay debts as they mature which, in the case of this clause (d), (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of sixty (60) days, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, the Guarantor will pay to the Lender forthwith the full amount which would be payable hereunder by the Guarantor if all of the Liabilities were then due and payable.

5. Continuing Guaranty. This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty, and shall remain in full force and effect (notwithstanding, without limitation, the bankruptcy, reorganization, dissolution or insolvency of Debtor or the Guarantor), subject to discontinuance as to the Guarantor only upon actual receipt by the Lender of the indefeasible payment in full of the Liabilities.

6. Rescission or Return of Payment on Liabilities. The Guarantor further agrees that, if at any time all or any part of any payment theretofore applied by the Lender to any of the Liabilities is or must be rescinded or returned by the Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Guarantor or Debtor), such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Lender, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Lender had not been made.

7. Lender Permitted to Take Certain Actions. The Lender may, from time to time (but shall not be obligated to), whether before or after any discontinuance of this Guaranty, in its sole discretion and without notice to the Guarantor, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder; (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the Guarantors, with respect to any of the Liabilities; (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of the Guarantor or any obligation of any nature of any other obligor with respect to any of the Liabilities as permitted under the Loan Documents; (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property of Debtor securing any of the Liabilities or any of the Guarantor’s obligations under the Guaranty, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property as permitted under the Loan Documents; and (e) resort to the Guarantor for payment of any of the Liabilities, whether or not the Lender (i) shall have resorted to any property securing any of the Liabilities or any obligation hereunder or (ii) shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the actions referred to in preceding clauses (i) and (ii) being hereby waived by the Guarantor).

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8. Application of Payments. Any amounts received by the Lender from whatsoever source on account of the Liabilities may be applied by them toward the payment of such Liabilities to the extent such Liabilities are then due and payable pursuant to any of the Loan Documents, and in such order of application, as the Lender may from time to time elect, subject to the terms of the Loan Agreement.

9. Subrogation. Until such time as this Guaranty shall have been discontinued as to the Guarantor and the Lender shall have received payment of the full amount of all of the Liabilities, no payment made by or for the account of the Guarantor pursuant to this Guaranty shall entitle the Guarantor by subrogation or otherwise to any payment by the Debtor or from or out of any property of the Debtor, except for amounts owed to Guarantor for compensation for services provide by Guarantor to the Debtor, and the Guarantor shall not exercise any right or remedy against the Debtor or any property of the Debtor by reason of any performance by the Guarantor of this Guaranty.

10. Waiver of Notice and Other Matters. The Guarantor waives (a) notice of the acceptance by the Lender of this Guaranty, (b) notice of the existence or creation or non-payment of all or any of the Liabilities, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever (other than notices expressly required to be delivered by Lender under the Loan Documents), (d) the benefit of any statute of limitations affecting the Debtor’s liability under the Loan Documents or the Guarantor’s obligations under this Guaranty, and (e) all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

11. Assignment of Liabilities. The Lender may, from time to time, whether before or after any discontinuance of this Guaranty, upon thirty (30) days’ written notice to the Guarantor, assign or transfer any or all of the Liabilities or any interest therein subject to and in accordance with the terms of the Loan Agreement and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were a “Lender” under the Loan Agreement.

12. Information Concerning Debtor; No Reliance on Representations by Lender. The Guarantor hereby warrants to the Lender that the Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Debtor. The Lender shall not have any duty or responsibility to provide the Guarantor with any credit or other information concerning the affairs, financial condition or business of the Debtor which may come into the Lender’s possession. The Guarantor has executed and delivered this Guaranty without reliance upon any representation by the Lender.

13. Waiver and Modifications. No delay on the part of the Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon Lender except as expressly set forth in a writing duly signed and delivered on behalf of Lender.

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14. Obligations Under Guaranty. No action of the Lender permitted hereunder shall in any way affect or impair the rights of the Lender and the obligations of the Guarantor under this Guaranty. For the purposes of this Guaranty, Liabilities shall include all obligations of the Debtor to the Lender under the Loan Documents, notwithstanding any right or power of the Debtor or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of the Guarantor hereunder.

15. Representations and Warranties. The Guarantor hereby represents and warrants to the Lender that: (a) the execution and delivery of this Guaranty and the performance by the Guarantor of the Guarantor’s obligations hereunder do not and will not conflict with any provision of law or of any agreement binding upon or affecting the Guarantor and do not require any authorization or approval or other action by, or any notice to or filing with, any governmental authority or any other Person; (b) the Guarantor’s obligations under this Guaranty are not subject to any offset or defense against the Lender; and (c) the Guaranty is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

16. Miscellaneous.

(a) Amendments and Waivers. Except as otherwise expressly provided herein, the provisions of this Guaranty may be amended only in writing signed by the Guarantor and Lender.

(b) Successors and Assigns. This Guaranty shall be binding upon the Guarantor and upon the heirs and assigns of the Guarantor. All covenants and agreements contained in this Guaranty by or on behalf of Guarantor shall bind and inure to the benefit of the respective heirs, successors and assigns of Guarantor and Lender whether or not so expressed; provided, that the Guarantor shall not be permitted to assign or delegate its rights or obligations under this Guaranty. The Guarantor hereby consents to Lender’s sale, assignment, transfer or other disposition, at any time or times hereafter, of Lender’s Note(s), including, without limitation, Lender’s rights and obligations under this Guaranty, but only to the extent Lender is permitted to assign its rights and obligations under the Loan Agreement. In addition, and whether or not any express assignment has been made, the provisions of this Guaranty which are for Lender’s benefit as a holder of Note are also for the benefit of, and enforceable by, any subsequent holder of the same.

(c) Severability. Whenever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Guaranty and shall be reformed and enforced to the maximum extent permitted under applicable law.

(d) Governing Law. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Guaranty shall be governed by, and construed in accordance with, the laws of the State of Oklahoma, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Oklahoma or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Oklahoma. In furtherance of the foregoing, the internal laws of the State of Oklahoma shall control the interpretation and construction of this Guaranty (and all schedules and exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

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(e) Notices. All notices and other communications provided for herein shall, unless otherwise stated herein, be in writing and shall be subject to the terms of the notice provision set forth in Section 8.1 of the Loan Agreement; provided, that notice to the Guarantor shall be to the contact information on the signature page hereto, or at such other contact information as shall be designated by the Guarantor in a written notice to the Lender.

(f) Complete Guaranty. This Guaranty, those documents expressly referred to herein, and the other documents of even date herewith delivered or executed in connection with the transactions contemplated hereby, embody the complete agreement and understanding among the Guarantor and Lender and supersede any prior agreements or representations by or among the Guarantor and Lender, written or oral, which may have related to the subject matter hereof in any way.

(g) Consent to Forum. THE GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN OKLAHOMA. THE GUARANTOR WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. THE GUARANTOR FURTHER AGREES NOT TO ASSERT AGAINST LENDER (EXCEPT BY WAY OF A DEFENSE OR COUNTERCLAIM IN A PROCEEDING INITIATED BY LENDER) ANY CLAIM OR OTHER ASSERTION OF LIABILITY WITH RESPECT TO THIS GUARANTY, LENDER’S CONDUCT OR OTHERWISE IN ANY JURISDICTION OTHER THAN THE FOREGOING JURISDICTIONS.

(h) Waiver of Right to Jury Trial. THE GUARANTOR AND THE LENDER HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS GUARANTY OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF. THE GUARANTOR AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS GUARANTY AND ACKNOWLEDGES THAT LENDER WOULD NOT PURCHASE THE NOTE HEREUNDER IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.

[Signature page follows]

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IN WITNESS WHEREOF, the Guarantor has executed this Guaranty on the date first written above.

GUARANTOR:

SAFE AND GREEN HOLDINGS CORP.

By:
Name:	Paul Galvin
Title:	CEO

Contact Information for Notice:

Caleb Zobrist
Legal Officer
Email:

[Signature page to Corporate Guaranty]

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EXHIBIT E

OKLAHOMA COMMERCE APPROVAL

OKLAHOMA
Commerce

September 6, 2024

Owen Murray; Associate
Enhanced Capital Oklahoma Rural Fund, LLC
299 Park Avenue
New York, New York

Re: Determination Letter for SG Echo, LLC qualification for Oklahoma Rural Jobs Program

Mr. Murray,

Thank you for submitting the request on August 12th, 2024 for a determination from the Oklahoma Department of Commerce for the eligibility of SG Echo, LLC, located in Durant, OK. SG Echo, LLC is an eligible business located in a rural area pursuant to The Oklahoma Rural Jobs Act (68 O.S. § 3930 et seq).

The Oklahoma Department of Commerce has reviewed the information presented in your request and has determined that SG Echo, LLC located in Durant, OK is an eligible business as defined by the Oklahoma Rural Jobs Program. The Oklahoma Department of Commerce has confirmed that:

- SG Echo, LLC business, with, LLC with FEI [redacted] is declared in good standing with the Oklahoma Tax Commission as of the date of this letter; and
- SG Echo, LLC is recognized with the Oklahoma Secretary of State as being in existence as of the date of this letter; and
- SG Echo, LLC businesses has its principal place of business at 101 Waldron Rd, Durant OK in Bryon County with less than 250 employees. The businesses qualify for the program according to the Oklahoma Rural Jobs Act (68 O.S. § 3930 et seq).

SG Echo, LLC businesses should maintain good standing with the Oklahoma Tax Commission and the Oklahoma Secretary of State. If you have any questions regarding this determination, please contact Walter Baker at: 405-815-5122.

Sincerely,

Tim Bunson
Chief of Staff, Oklahoma Department of Commerce

Cc: Oklahoma Tax Commission
Marie.Schuble@tax.ok.gov

Oklahoma Department of Commerce
900 N. Stiles Ave.
Oklahoma City, Ok 73104

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EXHIBIT F

ACH SETUP FORM

LENDER:	ENHANCED CAPITAL OKLAHOMA RURAL FUND, LLC

BORROWER:	SG ECHO, LLC

I (we) authorize the above LENDER and the financial institution listed below to electronically debit my (our) ☐ Checking ☐ Savings Account specified below, in accordance with the provisions of the Note issued by the DEBTOR to the LENDER on September 20, 2024:

BANK NAME		BRANCH LOCATION

FL
CITY	STATE	ZIP CODE

BANK TRANSIT/ABA NUMBER		ACCOUNT NUMBER

[Signature Page follows]

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This authority is to remain in full force and effect until LENDER and BANK have received written notification from me (or either of us) of its termination in such time and in such manner as to afford LENDER and BANK a reasonable opportunity to act on it.

Kevin King	9/3/2024
EMPLOYEE NAME (PRINT)	DATE

SIGNATURE

[Signature page to ACH Form]

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EXHIBIT H

FINANCING AFFIDAVIT

Enhanced Capital Oklahoma Rural Fund, LLC

Attention: Douglas Beekman

201 St. Charles Ave., Suite 3400

New Orleans, LA 70170

September          , 2024

Ladies and Gentlemen,

In connection with the proposed loan to SG Echo, LLC, a Delaware limited liability company, (collectively, the “Company”), and in accordance with the requirements of the Oklahoma Rural Jobs Act, we hereby represent that financing on terms similar to those currently proposed by Enhanced Capital Oklahoma Rural Fund, LLC (“Enhanced”) is not available to the Company from a commercial bank.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned party, by its duly authorized representative, has executed this Affidavit as of the date first written above.

SG ECHO, LLC,
a Delaware limited liability company

By:
Name:	[ ]
Title:	[ ]

STATE OF	)
) SS
COUNTY OF	)

BE IT REMEMBERED, that on this                   day of                   , 2024, before me, the subscriber, a Notary Public in and for said County and State, personally came                     , the                        of SG Echo, LLC, the Delaware limited liability company which executed the foregoing instrument, who acknowledged that s/he did sign said instrument as such                            on behalf of the corporation, duly authorized; that said instrument was signed as her/his free act and deed individually and the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my notarial seal on the day and year first above written.

Notary Public

My Commission Expires:

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